                                                                    EXHIBIT 10.2

                                                                  Execution Copy

                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 6, 2004

                                      AMONG

                             BUCKEYE PARTNERS, L.P.,
                                  AS BORROWER,

                                 SUNTRUST BANK,
                            AS ADMINISTRATIVE AGENT,

                                       AND

                          THE LENDERS SIGNATORY HERETO

                                       AND

                               FLEET NATIONAL BANK

                                       AND

                                 CITIBANK, N.A.,

                            AS CO-SYNDICATION AGENTS,

                                       AND

                                   BNP PARIBAS

                                       AND

                              JP MORGAN CHASE BANK,

                           AS CO-DOCUMENTATION AGENTS

                         SUNTRUST CAPITAL MARKETS, INC.,
                              AS SOLE LEAD ARRANGER

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS.....................................................................        1

         SECTION 1.01. Certain Defined Terms.....................................................................        1
         SECTION 1.02. Accounting Terms and Determinations.......................................................       20

ARTICLE II COMMITMENTS...........................................................................................       20

         SECTION 2.01. Loans and Letters of Credit...............................................................       20
         SECTION 2.02. Borrowings, Continuations and Conversions of Revolving Credit Loans; Letters
                               of Credit.........................................................................       22
         SECTION 2.03. Changes of Commitments; Additional Commitment Amount......................................       23
         SECTION 2.04. Fees......................................................................................       25
         SECTION 2.05. Several Obligations.......................................................................       26
         SECTION 2.06. Noteless Agreement; Evidence of Indebtedness..............................................       26
         SECTION 2.07. Prepayments...............................................................................       27
         SECTION 2.08. Assumption of Risks.......................................................................       28
         SECTION 2.09. Obligation to Reimburse and to Prepay.....................................................       28
         SECTION 2.10. Lending Offices...........................................................................       30

ARTICLE III PAYMENTS OF PRINCIPAL AND INTEREST...................................................................       30

         SECTION 3.01. Repayment of Loans........................................................................       30
         SECTION 3.02. Interest..................................................................................       31

ARTICLE IV PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.......................................................       31

         SECTION 4.01. Payments..................................................................................       31
         SECTION 4.02. Pro Rata Treatment........................................................................       32
         SECTION 4.03. Computations..............................................................................       32
         SECTION 4.04. Non-receipt of Funds by the Agent.........................................................       33
         SECTION 4.05. Set-off, Sharing of Payments, Etc.........................................................       33
         SECTION 4.06. Taxes.....................................................................................       34

ARTICLE V YIELD PROTECTION.......................................................................................       36

         SECTION 5.01. Additional Costs..........................................................................       36
         SECTION 5.02. Basis Unavailable or Inadequate for LIBOR Rate............................................       37
         SECTION 5.03. Illegality................................................................................       37
         SECTION 5.04. Base Rate Loans...........................................................................       37
         SECTION 5.05. Compensation..............................................................................       38
         SECTION 5.06. Replacement Lenders.......................................................................       38

ARTICLE VI CONDITIONS PRECEDENT..................................................................................       39

         SECTION 6.01. Initial Funding...........................................................................       39

         SECTION 6.02. Initial and Subsequent Loans and Letters of Credit........................................       40
         SECTION 6.03. Conditions Precedent for the Benefit of Lenders...........................................       41
         SECTION 6.04. No Waiver.................................................................................       41

ARTICLE VII REPRESENTATIONS AND WARRANTIES.......................................................................       41

         SECTION 7.01. Existence.................................................................................       41
         SECTION 7.02. Financial Condition.......................................................................       42
         SECTION 7.03. Litigation................................................................................       42
         SECTION 7.04. No Breach.................................................................................       43
         SECTION 7.05. Authority.................................................................................       43
         SECTION 7.06. Approvals.................................................................................       43
         SECTION 7.07. Use of Loans..............................................................................       43
         SECTION 7.08. ERISA.....................................................................................       44
         SECTION 7.09. Taxes.....................................................................................       45
         SECTION 7.10. Titles, etc...............................................................................       45
         SECTION 7.11. No Material Misstatements.................................................................       46
         SECTION 7.12. Investment Company Act....................................................................       46
         SECTION 7.13. Public Utility Holding Company Act........................................................       46
         SECTION 7.14. Subsidiaries..............................................................................       46
         SECTION 7.15. Location of Business and Offices..........................................................       46
         SECTION 7.16. Defaults..................................................................................       46
         SECTION 7.17. Environmental Matters.....................................................................       47
         SECTION 7.18. Compliance with the Law...................................................................       48
         SECTION 7.19. Insurance.................................................................................       48
         SECTION 7.20. Material Agreements.......................................................................       48
         SECTION 7.21. Partnership Agreement.....................................................................       48
         SECTION 7.22. Ownership of Parties......................................................................       49
         SECTION 7.23. Patriot Act...............................................................................       49

ARTICLE VIII AFFIRMATIVE COVENANTS...............................................................................       49

         SECTION 8.01. Reporting Requirements....................................................................       49
         SECTION 8.02. Litigation................................................................................       51
         SECTION 8.03. Maintenance, Etc..........................................................................       51
         SECTION 8.04. Reserved..................................................................................       52
         SECTION 8.05. Environmental Matters.....................................................................       52
         SECTION 8.06. Further Assurances........................................................................       53
         SECTION 8.07. Performance of Obligations................................................................       53
         SECTION 8.08. ERISA Information and Compliance..........................................................       53
         SECTION 8.09. Compliance with and Modification of Organizational Documents..............................       53

ARTICLE IX NEGATIVE COVENANTS....................................................................................       54

         SECTION 9.01. Debt......................................................................................       54
         SECTION 9.02. Liens.....................................................................................       55

         SECTION 9.03. Investments, Loans and Advances...........................................................       55
         SECTION 9.04. Distributions and Redemptions.............................................................       56
         SECTION 9.05. Sales and Leasebacks......................................................................       56
         SECTION 9.06. Nature of Business........................................................................       57
         SECTION 9.07. Restrictive Agreements....................................................................       57
         SECTION 9.08. Mergers, Etc..............................................................................       57
         SECTION 9.09. Proceeds of the Loans; Letters of Credit..................................................       58
         SECTION 9.10. ERISA Compliance..........................................................................       58
         SECTION 9.11. Sale or Discount of Receivables...........................................................       59
         SECTION 9.12. Funded Debt Ratio.........................................................................       59
         SECTION 9.13. Fixed Charge Coverage Ratio...............................................................       60
         SECTION 9.14. Sale of Properties........................................................................       60
         SECTION 9.15. Environmental Matters.....................................................................       60
         SECTION 9.16. Transactions with Affiliates..............................................................       60
         SECTION 9.17. Partnership Agreements....................................................................       60
         SECTION 9.18. Senior Notes..............................................................................       60

ARTICLE X EVENTS OF DEFAULT; REMEDIES............................................................................       61

         SECTION 10.01. Events of Default........................................................................       61
         SECTION 10.02. Remedies.................................................................................       63

ARTICLE XI THE AGENT.............................................................................................       63

         SECTION 11.01. The Agent................................................................................       63
         SECTION 11.02. Expenses.................................................................................       65
         SECTION 11.03. Proportionate Absorption of Losses.......................................................       65
         SECTION 11.04. Delegation of Duties; Reliance...........................................................       66
         SECTION 11.05. Limitation of the Agent's Liability......................................................       66
         SECTION 11.06. Event of Default.........................................................................       67
         SECTION 11.07. Limitation of Liability..................................................................       67
         SECTION 11.08. Other Agents.............................................................................       68
         SECTION 11.09. Relationship of Lenders..................................................................       68
         SECTION 11.10. Benefits of Agreement....................................................................       68

ARTICLE XII MISCELLANEOUS........................................................................................       68

         SECTION 12.01. Waiver...................................................................................       68
         SECTION 12.02. Notices..................................................................................       68
         SECTION 12.03. Payment of Expenses, Indemnities, etc....................................................       69
         SECTION 12.04. Amendments, Etc..........................................................................       71
         SECTION 12.05. Successors and Assigns...................................................................       72
         SECTION 12.06. Assignments and Participations...........................................................       72
         SECTION 12.07. Invalidity...............................................................................       74
         SECTION 12.08. Counterparts.............................................................................       74
         SECTION 12.09. References...............................................................................       75
         SECTION 12.10. Survival.................................................................................       75

SECTION 12.11. Captions.................................................................................       75
SECTION 12.12. NO ORAL AGREEMENTS.......................................................................       75
SECTION 12.13. GOVERNING LAW; SUBMISSION TO JURISDICTION................................................       75
SECTION 12.14. Interest.................................................................................       77
SECTION 12.15. Confidentiality..........................................................................       78
SECTION 12.16. EXCULPATION PROVISIONS...................................................................       78
SECTION 12.17. Separateness.............................................................................       79

ANNEXES, EXHIBITS AND SCHEDULES

Annex I       - List of Percentage Shares and Revolving Credit Commitments

Exhibit A     - Form of Borrowing, Continuation and Conversion Request

Exhibit B     - Form of Compliance Certificate

Exhibit C     - Form of Assignment Agreement

Exhibit D-1   - Restricted Subsidiaries as of the Date Hereof

Exhibit D-2   - Unrestricted Subsidiaries as of the Date Hereof

Exhibit E     - Form of Guaranty

Schedule 2.02 - Existing Letters of Credit

Schedule 7.02 - Liabilities

Schedule 7.03 - Litigation

Schedule 7.10 - Titles, etc.

Schedule 7.14 - Subsidiaries and Partnerships

Schedule 7.17 - Environmental Matters

Schedule 7.22 - Structure and Ownership of Subsidiaries

Schedule 9.01 - Debt

Schedule 9.02 - Liens

Schedule 9.03 - Investments, Loans and Advances

      THIS CREDIT AGREEMENT (as amended , supplemented and modified from time to time, this "AGREEMENT") is entered into as of August 6, 2004, among BUCKEYE PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (the "BORROWER"); each of the lenders that is a signatory hereto or that becomes a signatory hereto as provided in Section 12.06 (together with their successors and assigns, the "LENDERS") and SUNTRUST BANK ("SUNTRUST"), as administrative agent for the Lenders (in such, capacity, together with its successors in such capacity, the "AGENT") and as Issuing Bank (as defined below).

                                    RECITALS

      A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

      B. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

      C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

      SECTION 1.01. CERTAIN DEFINED TERMS.

      As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have equivalent meanings when used in the plural and vice versa):

            "ACCOUNT PARTY" shall mean the Borrower or any Restricted Subsidiary of the Borrower for whose account a Letter of Credit has been issued.

            "ADDITIONAL COMMITMENT AMOUNT" shall have the meaning assigned such term in Section 2.03(c).

            "ADDITIONAL COMMITMENT AMOUNT APPROVALS" means any Governmental Requirement, resolution of the Board of Directors of the Borrower or resolution of the Board of Directors of any Restricted Subsidiary not obtained by or on behalf of the Borrower or such Restricted Subsidiary, as applicable, and in full force and effect on the date hereof, which Governmental Requirement or resolution is required to be obtained in order to authorize the Additional Commitment Amount and the performance by the Borrower and the Restricted Subsidiaries of their respective obligations under the Loan Documents after giving effect to the Additional Commitment Amount.

            "ADDITIONAL COSTS" shall have the meaning assigned such term in
      Section 5.01(a).

            "ADDITIONAL LENDER" shall have the meaning assigned such term in
      Section 2.03(c).

            "AFFECTED LOANS" shall have the meaning assigned such term in
      Section 5.04.

            "AFFILIATE" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause
      (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

            "AGENT" shall have the meaning assigned such term in the preamble to this Agreement.

            "AGREEMENT" shall have the meaning assigned such term in the preamble to this Agreement.

            "AGGREGATE REVOLVING CREDIT COMMITMENTS" at any time shall equal the sum of the Revolving Credit Commitments of the Lenders, as the same may be reduced pursuant to Section 2.03(a) or increased pursuant to Section 2.03(c).

            "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

            "APPLICABLE MARGIN" shall mean, for any LIBOR Loan or any Base Rate Loan, the LIBOR Margin or Base Rate Margin interest rate per annum set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 and Level 5 determined by reference to the Reference Rating.

                               LEVEL 1           LEVEL 2           LEVEL 3           LEVEL 4          LEVEL 5
                           ---------------- ----------------  ----------------  ----------------  ----------------
                                            Reference Rating  Reference Rating  Reference Rating
           S&P                              Less than Level 1  Less than Level  Less than Level 3
                           Reference Rating   but at least     2 but at least     but at least    Reference Rating
         Moody's            at least A-/A3      BBB+/Baa1         BBB/Baa2          BBB-/Baa3      below Level 4*
         -------            --------------      ---------         --------          ---------      --------------
Interest Rate Per Annum

LIBOR Margin                    0.400%           0.500%            0.600%            0.800%            1.400%

Base Rate Margin                0.000%           0.000%            0.000%            0.000%            0.000%

*or unrated

            Any change in the Applicable Margin will be effective as of the date on which S&P or Moody's, as the case may be, announces any change in the ratings used to determine the Reference Rating. Notwithstanding anything to the contrary contained herein, if the Funded Debt Ratio is at any time greater than 5.25 to 1.00, then the Applicable Margins shall automatically increase by 0.25% for all pricing Levels listed above and such 0.25% incremental Applicable Margin increase shall remain in effect until the Borrower delivers a Compliance Certificate in accordance herewith demonstrating that the Funded Debt Ratio is not greater than 5.25 to 1.00.

            "ASSIGNMENT AGREEMENT" shall have the meaning assigned such term in
      Section 12.06(b).

            "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% and (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

            "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

            "BMC" shall mean Buckeye Management Company LLC, a Delaware limited liability company.

            "BOARD OF DIRECTORS" means, with respect to any Person, such Person's board of directors, managers or members, as applicable.

            "BPLC" shall mean Buckeye Pipe Line Company LLC, a Delaware limited liability company, formerly a Delaware corporation.

            "BORROWER" shall have the meaning assigned such term in the preamble to this Agreement.

            "BORROWER PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Agreement of Limited Partnership of the Borrower, dated as of December 31, 1998, as amended from time to time.

            "BRIDGE LOAN AGREEMENT" shall mean a bridge loan agreement and other documentation related to a bridge loan in the aggregate principal amount not to exceed $300,000,000, entered into on or before December 31, 2004, by and among the Borrower, SunTrust Bank, as administrative agent and the lenders signatory thereto, the proceeds of which shall be used solely to fund the Shell Acquisition and shall contain terms and conditions acceptable to the Agent.

            "BUCKEYE PIPE LINE PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Agreement of Limited Partnership of Buckeye Pipe Line Company, L.P., dated as of December 23, 1986, as amended on August 12, 1997, as amended and restated on March 25, 1998, and as it may be amended from time to time.

            "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in Georgia or New York and, if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.

            "CHANGE OF CONTROL" shall mean either (i) a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of BMC, (ii) BMC or Glenmoor, LLC shall cease to own 100% of the outstanding equity interests of BPLC on a fully diluted basis or (iii) BPLC shall cease to own 100% of the general partnership interest of the Borrower. As used herein (A) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (B) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (C) "Unrelated Person" means at any time any Person other than (1) Glenmoor, LLC and the stockholders thereof as of the date hereof, (2) their respective spouses, lineal descendants, and spouses of their lineal descendants, (3) the estates of the Persons described in clauses (1) and (2), and (4) trusts established solely for the benefit of any Person or Persons described in clauses (1) and (2); and (D) "Voting Stock" of any Person shall mean capital stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            "CLOSING DATE" shall mean the date on which the conditions precedent described in Section 6.01 to the Initial Funding shall be satisfied or waived.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

            "COMMITMENT" shall mean, for any Lender, its obligation to make Revolving Credit Loans and to participate in Swing Line Loans as provided in Section 2.01(b) and Letters of Credit as provided in Section 2.01(c), up to such Lender's Revolving Credit Commitment in each case as such amount may be (i) reduced from time to time pursuant to Section 2.03(a), or (ii) increased pursuant to Section 2.03(c).

            "COMPLIANCE CERTIFICATE" shall mean a certificate from the Borrower substantially in the form of Exhibit B.

            "CONSOLIDATED NET INCOME" shall mean, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any other Person in which such Person or any of its Consolidated Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to such Person or to a Consolidated Subsidiary of such Person, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP;
      (iii) the net income (or loss) of any other Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles resulting in any gains or losses attributable to write-ups or write-downs of assets or liabilities.

            "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of any Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

            "DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under operating leases which require such Person or its Affiliate to make rental payments over the term of such lease, based on the purchase price or appraised value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property; (vi) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor, provided that such obligations would be recorded by such original obligor as a liability under GAAP; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or financial covenants of others or to purchase the Debt of others; (ix) obligations to deliver goods or services not in the ordinary course of business in consideration of advance payments; (x) obligations to pay for goods or services not in the ordinary course of business whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (xii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; and (xiii) all obligations of such Person under Hedging Agreements.

            "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "DOLLARS" and "$" shall mean lawful money of the United States of America.

            "EBITDA" shall mean for any Person for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income for such period: interest, taxes, depreciation, depletion, amortization and GP Incentive Compensation Payments; provided, however, with respect to the Borrower, if during any period the Borrower acquires any Person and such Person becomes a Restricted Subsidiary or the Borrower acquires all or substantially all of the assets of any Person, the EBITDA attributable to such Person or assets for such period determined on a pro forma basis (which determination, in each case, shall be subject to the approval of the Required Lenders, not to be unreasonably withheld) may be included in EBITDA for the calculation of the Funded Debt Ratio.

            "ENVIRONMENTAL LAW" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and

      Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, The Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act, the Rivers and Harbors Act, analogous state and local Governmental Requirements, and any analogous future enacted or adopted Governmental Requirement. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste," "hazardous waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste," "hazardous waste," or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

            "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsection (b), (c), (m) or (o) of section 414 of the Code.

            "ERISA EVENT" shall mean (i) a "Reportable Event" described in
      Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (vi) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA, (vii) the failure by the Borrower, any Subsidiary or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA, which failure results in the imposition of a lien for failure to make required payments, and
      (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

            "EVENT OF DEFAULT" shall have the meaning assigned such term in
      Section 10.01.

            "EXCEPTED LIENS" shall mean:

                  (i) Prior Liens;

                  (ii) statutory Liens incidental to the conduct of business or the ownership of Properties of the Borrower and the Restricted Subsidiaries (including Liens in connection with worker's compensation, unemployment insurance and other like laws (other than ERISA Liens), warehousemen's and mechanics' and materialmen's liens and statutory landlord's liens) that in each case are incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and that do not in any event materially impair the value or use of the Property encumbered thereby in the operation of the businesses of the Borrower and the Restricted Subsidiaries; provided in each case, that the obligation secured is not overdue or, if overdue, (A) is being contested by the Borrower or a Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Subsidiary or (B) such Liens in the aggregate do not secure obligations in the aggregate in excess of $1,000,000;

                  (iii) the right reserved to, or vested in, any municipality or public authority or in any other Person by the terms of any right, power, franchise, privilege, grant, license, permit, easement or lease or by any provision of law, to terminate such right, power, franchise, privilege, grant, license, permit, easement or lease or to purchase or recapture, or to designate a purchaser of, any of the Properties or assets of the Borrower and the Restricted Subsidiaries;

                  (iv) the Lien of any tax or assessment that is not at the time delinquent;

                  (v) the Lien of any tax or assessment that is delinquent, but the validity of which is being diligently contested at the time by the Borrower or any Restricted Subsidiary in good faith, provided that the Borrower or such Restricted Subsidiary shall have established such reserves in such amounts as may be required under GAAP;

                  (vi) any Lien or privilege vested in any grantor, lessor or licenser or permittor for rent or other charges due or for any other obligations or acts to be performed, the payment of which rent or other charges or performance of which other obligations or acts is required under leases, easements, rights-of-way, leases, licenses, franchises, privileges, grants or permits, so long as payment of such rent or the performance of such other obligations or acts is not delinquent or the requirement for such payment or performance is being contested in good faith by appropriate proceedings;

                  (vii) defects and irregularities in the title to the Property of the Borrower or any Restricted Subsidiary that do not in the aggregate have a Material Adverse Effect;

                  (viii) easements, exceptions or reservations in any Property of the Borrower or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes or for the joint or common use of real Property, facilities and equipment, that do not in the aggregate have a Material Adverse Effect;

                  (ix) rights reserved to, or vested in any grantor, lessor, licenser, municipality or public authority to control or regulate any Property of the Borrower or any Restricted Subsidiary or to use any such Property, provided, that the Borrower or such Restricted Subsidiary shall not be in default in respect of any material obligation (except that the Borrower or such Restricted Subsidiary may be contesting any such obligation in good faith) to such grantor, lessor, licenser, municipality or public authority; and provided, further, that all such controls, Regulations and uses will not have a Material Adverse Effect;

                  (x) any obligation or duty to any municipality or public
            authority with respect to any lease, easement, right-of-way, license, franchise, privilege, permit or grant;

                  (xi) the Liens of any judgments in an aggregate amount not in excess of $500,000, or the Lien of any judgment the execution of which has been stayed, or which has been appealed and secured, if necessary, by the filing of an appeal bond;

                  (xii) Liens or burdens imposed by any law or governmental
            regulation, including, without limitation, those imposed by environmental and zoning laws, ordinances, and regulations; provided, in each case, the Borrower or any Restricted Subsidiary is not in default in any material obligation (except that the Borrower or such Restricted Subsidiary may be contesting any such obligation in good faith) in respect of such Property; provided, further, that the existence of all such Liens and burdens does not have a Material Adverse Effect;

                  (xiii) any pledge or deposit by the Borrower or any Restricted
            Subsidiary to secure payment of workers' compensation or insurance premiums, or in connection with tenders, bids, contracts or leases; or any deposits to secure public or statutory obligations; any pledge or deposit in connection with contracts with or made at the request of the United States of America or any state or agency or political subdivision thereof or for any purposes similar to any of those referred to in this clause (xiii); provided, in each case, the Borrower or such Restricted Subsidiary is not in default in any material obligation (except that the Borrower or such Restricted Subsidiary may be contesting any such obligation in good faith) in respect thereof;

                  (xiv) the making of a deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or Governmental Requirement in order to entitle the Borrower or any Restricted Subsidiary to maintain self-insurance;

                  (xv) Liens securing Debt of the Borrower or any Restricted
            Subsidiary incurred or assumed in connection with the construction or acquisition of capital Improvements; provided that such Debt would be permitted under Section 9.01(e) hereof, and provided, further, that any such Lien shall not extend to any Property other than Property the construction or acquisition of which is financed by such Debt;

                  (xvi) Liens securing all or any part of the purchase price, or securing Debt of the Borrower or any Restricted Subsidiary incurred or assumed to pay all or any part of the purchase price of Property acquired by the Borrower or any Restricted Subsidiary, or Liens existing on such Property immediately prior to its acquisition, including, without limitation, the Liens described in clause (xv) of this definition, provided, that (i) that any such Lien shall extend solely to the Property so acquired, (ii) the principal amount of Debt secured by any such Lien shall not exceed 100% of the fair market value of such Property (as reasonably determined by the Board of Directors of the General Partner) at the time of acquisition,
            (iii) any such Lien not existing on such Property immediately prior to its acquisition shall be created at the time of acquisition of such Property or within 60 days thereafter and (iv) the aggregate amount of all outstanding Debt secured by such Liens shall be permitted under Section 9.01(e);

                  (xvii) Liens arising in connection with Sale-Leaseback
            Transactions permitted under Section 9.05; provided that any such Lien shall not extend to any Property other than Property being leased; and

                  (xviii) any Lien of the Trustee encumbering the Defeasance
            Trust (as defined in that certain Defeasance Trust Agreement, dated as of December 16, 1997 (the "DEFEASANCE TRUST AGREEMENT"), among Buckeye Pipe Line Company, L.P., PNC Bank, National Association, and Douglas A. Wilson) and all funds and securities therein for the benefit of the holders of the Defeased Notes (as such term is defined in the Defeasance Trust Agreement).

            "EXISTING CREDIT AGREEMENTS" shall mean (i) that certain 5-Year Credit Agreement, dated as of September 5, 2001, as amended from time to time, among Buckeye Pipe Line Company, L.P., as borrower, Buckeye Partners, L.P., as guarantor, SunTrust Bank, as administrative agent, National Australia Bank Limited and Mizuho Financial Group, as co-documentation agents and the lenders signatory thereto, and (ii) that certain 364-Day Credit Agreement, dated as of September 3, 2003, by and among Buckeye Pipe Line Company, L.P., as borrower, SunTrust, as administrative agent and the lenders signatory thereto.

            "EXISTING LETTERS OF CREDIT" means the letters of credit issued and outstanding under the Existing Credit Agreements as set forth on Schedule 2.02.

            "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest l/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve

      System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

            "FEE LETTER" shall mean that certain letter agreement from SunTrust Capital Markets, Inc. and SunTrust to the Borrower, dated June 30, 2004, as the same may be amended or replaced from time to time, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection herewith.

            "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 7.02.

            "FIXED CHARGE COVERAGE RATIO" shall mean the ratio (calculated quarterly as of the last day of each fiscal quarter) of (i) consolidated EBITDA of the Borrower (excluding EBITDA attributable to Unrestricted Subsidiaries) for the four fiscal quarters ending on such date (the "BASE PERIOD") to (ii) the sum of (A) all payments of principal (including the principal component of all payments in respect of lease obligations described in clause (v) of the definition of "Debt", but excluding payments of principal to be made with the proceeds of other Debt (i.e., refinancings)) payable by the Borrower and its consolidated Subsidiaries (other than the Unrestricted Subsidiaries) during the four fiscal quarter period immediately succeeding the Base Period (the "REFERENCE PERIOD"), plus (B) interest expense payable by the Borrower and its consolidated Subsidiaries (other than the Unrestricted Subsidiaries) during the Reference Period, plus (C) capital expenditures reasonably necessary to maintain the Property of the Borrower and its consolidated Subsidiaries (other than the Unrestricted Subsidiaries) in good working order during the Reference Period.

            "FUNDED DEBT" shall mean for any Person, Debt of such Person (other than the type described in subsection (xiii) of the definition of Debt), less all obligations of such Person to pay the deferred purchase price of Property or services obtained in the ordinary course of business.

            "FUNDED DEBT RATIO" shall mean the ratio (calculated quarterly at the end of each fiscal quarter) of (i) the consolidated Funded Debt of the Borrower (excluding Funded Debt of Unrestricted Subsidiaries) for the four fiscal quarters ending on such date to (ii) the consolidated EBITDA of the Borrower (excluding EBITDA attributable to Unrestricted Subsidiaries) for such four fiscal quarters.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "GENERAL PARTNER" shall mean BPLC.

            "GOVERNMENTAL AUTHORITY" shall mean the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or that exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities that exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Agent, any Lender or any Applicable Lending Office.

            "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

            "GP INCENTIVE COMPENSATION PAYMENTS" shall mean the quarterly incentive compensation payments paid to the General Partner by the Borrower pursuant to that certain Second Amended and Restated Incentive Compensation Agreement, dated as of April 23, 2001, as it may be amended from time to time.

            "GRANTING LENDER" shall have the meaning assigned such term in
      Section 12.06(e).

            "GUARANTOR" shall mean each Restricted Subsidiary that has executed a Guaranty.

            "GUARANTY" shall mean an agreement executed by each Guarantor substantially in the form of Exhibit E.

            "HEDGING AGREEMENTS" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

            "HIGHEST LAWFUL RATE" shall mean, with respect to any Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Debt hereunder under laws applicable to such Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

            "INDEMNIFIED PARTIES" shall have the meaning assigned such term in
      Section 12.03(a)(ii).

            "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (excluding, however, indirect and consequential damages and lost profits) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

            "INDENTURE" shall mean that certain Indenture, dated as of July 10, 2003, between the Borrower and SunTrust Bank, as Trustee, as amended and supplemented from time to time.

            "INITIAL FUNDING" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.

            "INTEREST PERIOD" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in
      Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Lenders), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

            Notwithstanding the foregoing: (i) no Interest Period may end after the Termination Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

            "ISSUING BANK" shall mean SunTrust or any other Lender agreed to among the Borrower, the Agent and such Lender to issue Letters of Credit.

            "LC COMMITMENT" shall mean $50,000,000.

            "LC EXPOSURE" at any time shall mean the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

            "LC PAYMENT NOTICE" shall have the meaning assigned such term in
      Section 2.09(c).

            "LENDERS" shall have the meaning assigned such term in the preamble to this Agreement.

            "LETTER OF CREDIT AGREEMENTS" shall mean the written agreements with the Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank.

            "LETTERS OF CREDIT" shall mean (i) the letters of credit issued pursuant to Section 2.01(c) and all reimbursement obligations pertaining to any such letters of credit and (ii) the Existing Letters of Credit.

            "LIBOR" shall mean, for any Interest Period for any LIBOR Loan, the rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on Dow Jones Market Service Page 3750 (or such other page as may replace Dow Jones Market Service Page 3750 or that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars) as of 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period. In the event that such rate does not appear on Dow Jones Market Service Page 3750, or such other page as referenced above, LIBOR shall be determined by the Agent to be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to SunTrust at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan to be made by the Agent (or any Affiliate of the Agent).

            "LIBOR LOANS" shall mean Loans that bear interest at rates based upon the LIBOR Rate.

            "LIBOR RATE" shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) LIBOR for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

            "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. Any Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement, pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

            "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Guaranties, the Letter of Credit Agreements, the Fee Letter, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Debt hereunder) in connection with, or as security for or guaranty of the payment or performance of this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

            "LOANS" shall mean the loans as provided for by Sections 2.01(a) and
      (b). "Loans" shall include the Revolving Credit Loans and the Swing Line Loans.

            "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on (i) the financial condition or results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole, different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and the Restricted Subsidiaries, taken as a whole, to carry out their business as of the date hereof or as proposed as of the date hereof to be conducted or to meet their obligations under the Loan Documents on a timely basis.

            "MOODY'S" shall mean Moody's Investors Service, Inc., or any successor thereto.

            "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

            "NOTE AGREEMENTS" shall mean each of (i) the Underwriting Agreement, dated July 7, 2003, among the Borrower, BPLC and J.P. Morgan Securities Inc. and (ii) the Purchase Agreement, dated August 14, 2003, among the Borrower, BPLC and the initial purchasers named therein.

            "OTHER TAXES" shall have the meaning assigned such term in Section 4.06(b).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

            "PERCENTAGE SHARE" shall mean, for each Lender, the percentage obtained by dividing such Lender's Commitment by the Aggregate Revolving Credit Commitments.

            "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

            "PLAN" shall mean any employee pension benefit plan, as defined in
      Section 3(2) of ERISA, that (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary of the Borrower or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary of the Borrower or an ERISA Affiliate.

            "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum equal to 2% per annum above the rate of interest applicable from time to time to Base Rate Loans as provided in Section 3.02(a)(i), but in no event to exceed the Highest Lawful Rate; provided however, for any LIBOR Loan, the Post-

      Default Rate shall be 2% per annum above the interest rate for such Loan as provided in Section 3.02(a)(ii), but in no event to exceed the Highest Lawful Rate.

            "PRIME RATE" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

            "PRINCIPAL OFFICE" shall mean the principal office of the Agent, presently located at 303 Peachtree Street, Atlanta, Georgia 30308.

            "PRIOR LIEN" shall mean any Lien not created by the Borrower or any Restricted Subsidiary, which at any time is a lien upon the lands over which the Borrower or any Restricted Subsidiary holds easements or rights-of-way for pipeline purposes, or upon Properties with respect to which the Borrower's or such Restricted Subsidiary's interest is subordinate to such Lien, and that does not secure bonds, notes, other indebtedness, taxes, assessments or other charges that have been assumed or guaranteed by the Borrower or any Restricted Subsidiary or for which the Borrower or any Restricted Subsidiary has otherwise become liable or on which the Borrower or any Restricted Subsidiary customarily pays interest charges.

            "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "QUARTERLY DATES" shall mean the last day of each March, June, September and December, in each year, the first of which shall be September 30, 2004.

            "RATINGS AFFIRMATION" means, with respect to any particular action or proposed action, the affirmation by each of Standard & Poor's Rating Services and Moody's Investors Service, Inc. or, if either or both of such ratings agencies do not then rate the Notes, by such other nationally recognized statistical rating organization (as defined in the rules and regulations of the SEC) then having issued long-term debt ratings for the Notes, that such long-term debt ratings will not be lowered as a result of the taking of such action or proposed action.

            "REFERENCE RATING" shall mean the ratings assigned by S&P and Moody's to the senior unsecured non-credit enhanced long-term debt of the Borrower. If such ratings assigned by S&P and Moody's are not comparable (i.e., a "split rating"), and (i) the ratings differential is less than two levels, then the higher of such two ratings shall control or (ii) the ratings differential is two levels or more, then the ratings one below the higher of such two ratings shall control, unless either rating is below BBB- (in the case of S&P) or Baa3 (in the case of Moody's), in which case the lower of the two ratings shall control.

            "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

            "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date hereof in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

            "REQUIRED LENDERS" shall mean, at any time while no Loans are outstanding, Lenders having more than 50% of the Aggregate Revolving Credit Commitments and, at any time Loans are outstanding, Lenders holding more than 50% of the outstanding aggregate principal amount of the Loans and LC Exposure (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

            "REQUIRED PAYMENT" shall have the meaning assigned such term in
      Section 4.04.

            "RESERVE REQUIREMENT" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for the Lenders with respect to liabilities or assets consisting of or including "eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) having a term equal to such Interest Period.

            Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities that includes deposits by reference to which LIBOR is to be determined as provided in the definition of "LIBOR" or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

            "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

            "RESTRICTED SUBSIDIARY" shall mean those Persons listed on Exhibit D-1 and any Subsidiary of the Borrower or of any Restricted Subsidiary that has not been designated by the Board of Directors of the General Partner, at its creation or acquisition, as an Unrestricted Subsidiary. The Borrower may thereafter redesignate an Unrestricted Subsidiary as a Restricted Subsidiary, and it will thereafter be a Restricted Subsidiary; provided, that such Restricted Subsidiary may not thereafter be redesignated as an

      Unrestricted Subsidiary, and provided, further, that no Subsidiary may be designated as an Unrestricted Subsidiary at any time other than at its creation or acquisition. To qualify as a Restricted Subsidiary, such Subsidiary shall be in a line of business as is permitted for the Borrower under the Borrower Partnership Agreement and shall have executed a Guaranty, and at the time such Subsidiary is designated as a Restricted Subsidiary no Default shall exist or result from such designation.

            "REVOLVING CREDIT COMMITMENT" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.03(a) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

            "REVOLVING CREDIT LOANS" shall mean Loans made pursuant to Section 2.01(a).

            "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

            "SALE-LEASEBACK ATTRIBUTABLE DEBT" shall mean, as to any particular lease relating to a Sale-Leaseback Transaction, the amount of the net sale proceeds derived from the sale or transfer to the Borrower or any Restricted Subsidiary of the Property involved.

            "SALE-LEASEBACK TRANSACTION" shall mean a transaction or series of transactions pursuant to which the Borrower or any Restricted Subsidiary shall sell or transfer to any Person any Property, whether now owned or hereafter acquired, and as part of the same transaction or series of transactions, the Borrower or any Restricted Subsidiary shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property or one or more Properties which it intends to use for the same purpose or purposes as such Property.

            "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

            "SENIOR NOTES" shall mean (i) the 4 5/8% Notes, in the aggregate principal amount of $300,000,000, due 2013 and (ii) the 6 3/4% Notes, in the aggregate principal amount of $150,000,000, due 2033; each issued pursuant to the Indenture.

            "SHELL ACQUISITION" shall mean the acquisition by the Borrower or one or more Restricted Subsidiaries of approximately five petroleum products pipelines and approximately 25 petroleum products terminals in the Midwestern United States from affiliates of Shell Oil Products U.S.

            "SHELL ACQUISITION DATE" shall mean the date the Shell Acquisition is consummated by the Borrower and Shell Oil Products U.S.

            "SPC" shall have the meaning assigned such term in Section 12.06(e).

            "SPECIAL ENTITY" of any Person shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which such Person or one or more of its Subsidiaries is a member, owner, partner or joint venturer and either (a) owns, directly or indirectly, at least a majority of the equity or interests of such entity, or (b) controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person that owns directly or indirectly an equity investment in another Person that allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g., a sole general partner controls a limited partnership).

            "SUBSIDIARY" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (ii) any Special Entity.

            "SWING LINE COMMITMENT" shall mean, for the Swing Line Lender, its obligation to make Swing Line Loans up to $10,000,000.

            "SWING LINE FACILITY" shall mean the facility pursuant to Section 2.01(b).

            "SWING LINE LENDER" shall mean SunTrust or such other Lender as Agent, Borrower and such Lender shall agree.

            "SWING LINE LOANS" shall mean the Loans made pursuant to Section 2.01(b).

            "SUNTRUST" shall have the meaning assigned such term in the preamble to this Agreement.

            "TAXES" shall have the meaning assigned such term in Section
      4.06(a).

            "TERMINATION DATE" shall mean the earlier to occur of (i) the fifth anniversary of the date hereof and (ii) the date that the Commitments are terminated pursuant to Section 2.03(a) or 10.02.

            "TYPE" shall mean, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.

            "UNRESTRICTED SUBSIDIARY" shall mean those Persons listed on Exhibit D-2 and any Subsidiary of the Borrower or any Restricted Subsidiary that has been designated by the Board of Directors of the General Partner as an "Unrestricted Subsidiary" at the time of its creation or acquisition; provided that no Debt or other obligation of such Unrestricted Subsidiary may be assumed or guaranteed by the Borrower or any Restricted Subsidiary except to the extent otherwise permitted under Section 9.01(e), nor may any asset of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, become encumbered or otherwise subject to the satisfaction thereof except to the extent otherwise permitted under Section 9.02(d).

      SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS.

      Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II
                                   COMMITMENTS

      SECTION 2.01. LOANS AND LETTERS OF CREDIT.

      (a) REVOLVING CREDIT LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower during the period from and including (i) the date hereof or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Revolving Credit Commitment as then in effect; provided, however, that the aggregate principal amount of all such Revolving Credit Loans by all Lenders hereunder at any one time outstanding, plus the LC Exposure, plus the amount outstanding under the Swing Line Facility shall not exceed the Aggregate Revolving Credit Commitments. Subject to the terms of this Agreement, during the period from the date hereof to and up to, but excluding, the Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

      (b) SWING LINE LOANS.

            (i) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the revolving facility under Section 2.01(a) above in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, the Swing Line Lender shall make available Swing Line Loans to the Borrower at the election of Borrower prior to the Termination Date. The Swing Line Lender shall not make any Swing Line Loan pursuant hereto (i) if the Borrower is not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the outstanding Swing Line Loans exceed the Swing Line Commitment, or (iii) if after giving effect to such Swing Line Loan, the sum of all Revolving Credit Loans and Swing Line Loans then outstanding, plus LC Exposure exceeds the Aggregate Revolving Credit Commitments. Loans made pursuant to this Section 2.01(b) shall be limited to Loans bearing interest at the Base Rate or such other rate of interest as agreed upon by the Borrower and the Swing Line Lender.

            (ii) Subject to the terms of this Agreement, during the period from the Closing Date to but excluding, the Termination Date, the Borrower may borrow, repay and reborrow Swing Line Loans under this Section 2.01(b). Each repayment of a Swing Line Loan shall be in integral multiples of $100,000 or the unpaid amount of the Swing Line Loans outstanding. The minimum outstanding amount of Swing Line Loans shall be $100,000.

            (iii) If the Borrower instructs the Swing Line Lender to debit its demand deposit account in an amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment after 12:00 noon Atlanta time, on a Business Day, such payment shall be deemed received on the next Business Day.

            (iv) The Borrower and each Lender which is or may become a party hereto acknowledge that all Swing Line Loans are to be made solely by the Swing Line Lender to the Borrower, but that each Lender shall share the risk of loss with respect to such Loans in an amount equal to such Lender's Percentage Share of such Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender (including the Swing Line Lender) shall, according to its Percentage Share of such Swing Line Loan, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its Percentage Share therein, in which case such Swing Line Loan shall be deemed from and after such date a Loan made under Section 2.01(a). The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

      (c) LETTERS OF CREDIT. During the period from and including the date hereof to, but excluding, the Termination Date, the Issuing Bank, as issuing bank for the Lenders, agrees, on the terms and conditions of this Agreement, to extend credit for the account of any Account Party at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit. The Issuing Bank shall not issue, renew, extend or reissue Letters of Credit pursuant hereto
(i) if the LC Exposure at the time of such extension of credit exceeds the lesser of (A) the LC Commitment and (B) the Aggregate Revolving Credit Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding of (ii) if the Borrower is not in compliance with all the conditions to the making of such extension of credit as set forth in this Agreement. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each Letter of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of the Account Party named therein and (iv) expire not later than the earlier of (A) two years from the date of issuance and (B) five days before the Termination Date.

      (d) LIMITATION ON TYPES OF LOANS. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans (other than Swing Line Loans) may be Base Rate Loans or LIBOR Loans; provided that, without the prior written consent of the Required Lenders, no more than eight LIBOR Loans may be outstanding at any time.

      SECTION 2.02. BORROWINGS, CONTINUATIONS AND CONVERSIONS OF REVOLVING CREDIT LOANS; LETTERS OF CREDIT.

      (a) BORROWINGS. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing under Section 2.01(a), which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and (iv) in the case of LIBOR Loans, the duration of the Interest Period therefor.

      (b) MINIMUM AMOUNTS. All Base Rate Loan borrowings shall be in amounts of at least $1,000,000 or the remaining balance of the Aggregate Revolving Credit Commitments, if less, or any whole multiple of $1,000,000 in excess thereof, and all LIBOR Loans shall be in amounts of at least $3,000,000 or any whole multiple of $1,000,000 in excess thereof. All Swing Line Loans shall be in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof.

      (c) NOTICES. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit A (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. Atlanta time on the date of each Base Rate Loan borrowing and not later than 11:00 a.m. Atlanta time at least three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

      (d) CONTINUATION OPTIONS. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that
(i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

      (e) CONVERSION OPTIONS. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan (other than a Swing Line Loan) at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.

      (f) ADVANCES. Not later than 11:00 a.m. Atlanta time for LIBOR Loans and 1:00 p.m. Atlanta time for Base Rate Loans on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

      (g) LETTERS OF CREDIT. The Borrower shall give the Issuing Bank (with a copy to the Agent) advance notice to be received by the Issuing Bank not later than 11:00 a.m. Atlanta time not less than three Business Days prior thereto of each request for the issuance, and at least three Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof, (v) the name of the Account Party on whose behalf the Letter of Credit shall be issued, (vi) the form of the Letter of Credit and
(vii) such other information as the Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to the Issuing Bank. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Issuing Bank shall issue, renew or extend such Letter of Credit to the beneficiary thereof.

      In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

      The Issuing Bank will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit or such amendment.

      SECTION 2.03. CHANGES OF COMMITMENTS; ADDITIONAL COMMITMENT AMOUNT.

      (a) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Revolving Credit Commitments at any time, or from time to time, upon not less than three Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $2,000,000 or any whole multiple of $2,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

      (b) The Aggregate Revolving Credit Commitments once terminated or reduced may not be reinstated.

      (c) (i) So long as no Event of Default has occurred and is continuing both on the date of such request and the effective date of such increase, from time to time after the Closing Date, Borrower may, upon at least 30 days' written notice to the Agent, who shall promptly notify the Lenders, propose to increase the Aggregate Revolving Credit Commitment up to an amount not to exceed $150,000,000 (the amount of any such increase, the "Additional Commitment Amount"). Each Lender shall have the right for a period of 15 days following receipt of such notice, to elect by written notice to the Borrower and the Agent to increase its Revolving Credit Commitment by a principal amount equal to its Percentage Share of the Additional Commitment Amount. No Lender (or any successor thereto) shall have any obligation to increase its Revolving Credit Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Credit Commitment shall be made in its sole discretion independently from any other Lender.

            (ii) If any Lender shall not elect to increase its Revolving Credit Commitment pursuant to subsection (i) above, the Borrower may designate another bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Revolving Credit Commitment and in the case of any other such Person (an "Additional Lender"), become a party to this Agreement; provided, however, that any new bank or financial institution must be acceptable to the Agent, which acceptance will not be unreasonably withheld or delayed. The sum of the increases in the Revolving Credit Commitments of the existing Lenders pursuant to this subsection (ii) plus the Revolving Credit Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Additional Commitment Amount.

            (iii) An increase in the aggregate amount of the Revolving Credit Commitments pursuant to this Section 2.03(c) shall become effective upon the receipt by the Agent of an agreement in form and substance satisfactory to the Agent signed by the Borrower, by each Additional Lender and by each other Lender whose Revolving Credit Commitment is to be increased, setting forth the new Revolving Credit Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the increase in the Revolving Credit Commitments and such opinions of counsel for the Borrower with respect to the increase in the Revolving Credit Commitments as the Agent may reasonably request.

            (iv) Upon the acceptance of any such agreement by the Agent, the Aggregate Revolving Credit Commitment shall automatically be increased by the amount of the Revolving Credit Commitments added through such agreement and Annex I shall automatically be deemed amended to reflect the Revolving Credit Commitments of all Lenders after giving effect to the addition of such Revolving Credit Commitments.

            (v) Upon any increase in the aggregate amount of the Revolving Credit Commitments pursuant to this Section 2.03(c) that is not pro rata among all Lenders, (x) within five Business Days, in the case of any Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any LIBOR Loans then outstanding, the Borrower shall prepay such Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article VI, the Borrower shall reborrow Loans from the Lenders in proportion to their respective Revolving Credit Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in such proportion and (y) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be adjusted such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in the proportion its respective Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments after giving effect to such increase.

      SECTION 2.04. FEES.

      (a) FACILITY FEE. The Borrower shall pay to the Agent for the account of each Lender a facility fee equal to the product of (i) the daily average amount of such Lender's Commitment (regardless of usage) and (ii) the rate per annum set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4, and Level 5, determined by reference to the Reference Rating from the date hereof in the case of each Lender, and from the effective date specified in the Assignment Agreement pursuant to which it became a Lender, in the case of each other Lender, until the earlier to occur of the Termination Date and, in the case of the termination in whole of a Lender's Commitment pursuant to Section 2.03, the date of such termination, payable on each Quarterly Date during such period, and on the Termination Date.

                          LEVEL 1             LEVEL 2               LEVEL 3                LEVEL 4               LEVEL 5
                                          Reference Rating     Reference Rating        Reference Rating
                                         Less than Level 1     Less than Level 2      Less than Level 3
       S&P            Reference Rating      but at least         but at least         but at least BBB-      Reference Rating
     Moody's           at least A-/A3        BBB+/Baa1             BBB/Baa2                 /Baa3             below Level 4*
==============        ================   =================     =================      =================      ================
Rate Per Annum
Facility Fee                0.100%              0.125%                0.150%                 0.200%                0.350%

                                                                     *or unrated

Any change in the facility fee will be effective as of the date on which S&P or Moody's, as the case may be, announces any change in the ratings used to determine the Reference Rating.

      (b) LETTER OF CREDIT FEES.

            (i) The Borrower agrees to pay the Agent, for the account of each Lender, commissions for issuing the Letters of Credit on such Lender's Percentage Share of the daily average amount of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at a rate per annum equal to the Applicable Margin then in effect for LIBOR Loans. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

            (ii) The Borrower agrees to pay the Issuing Bank, for its own account, an issuing fee for issuing Letters of Credit on the daily average amount of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate of 0.125% per annum, payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

            (iii) In addition to the fees in subsections (i) and (ii) of Section 2.04(b), the Borrower agrees to pay the Issuing Bank on demand the Issuing Bank's customary letter of credit fees, including, without limitation, amendment fees, negotiation and drawing fees, and other fees customarily payable with respect to each Letter of Credit.

      (c) FEE LETTER. The Borrower shall pay to SunTrust and SunTrust Capital Markets, Inc. for their respective accounts such other fees as are set forth in the Fee Letter on the dates specified therein.

      SECTION 2.05. SEVERAL OBLIGATIONS.

      The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

      SECTION 2.06. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS.

      (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

      (c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay such obligations in accordance with their terms.

      (d) Any Lender may request that its Loans be evidenced by one or more promissory notes. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender and in a form acceptable to the Borrower and the Agent. Thereafter, the Loans evidenced by such note(s) and interest thereon shall at all times (including after any assignment pursuant to Section 12.06(b)) be represented by notes from the Borrower, payable to the order of the payee named therein or any assignee pursuant to Section 12.06(b), except to the extent that any such Lender or assignee subsequently returns any such note for cancellation and requests that the related Loans once again be evidenced as in subsections (a) and (b) above.

      SECTION 2.07. PREPAYMENTS.

      (a) VOLUNTARY PREPAYMENTS. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or whole multiples of $500,000 in excess thereof for Revolving Credit Loans that are Base Rate Loans and at least $500,000 or whole multiples of $100,000 in excess thereof for Swing Line Loans, or the remaining aggregate principal balance outstanding) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay LIBOR Loans on the same conditions as for Base Rate Loans (except that prior notice to the Agent shall be not less than three Business Days for LIBOR Loans and such payment shall be at least $5,000,000 or whole multiples of $1,000,000 in excess thereof) and in addition such prepayments of LIBOR Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the LIBOR Loans for the Interest Period prepaid. Notwithstanding anything to the contrary contained in this Section 2.07(a), Borrower may only prepay the Revolving Credit Loans in an amount up to $25,000,000 in the aggregate prior to the repayment in full of all outstanding obligations under the Bridge Loan Agreement and termination of all commitments to make loans or other financial accommodations to the Borrower thereunder.

      (b) MANDATORY PREPAYMENTS. If, after giving effect to any termination or reduction of the Aggregate Revolving Credit Commitments pursuant to Section 2.03(a), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Aggregate Revolving Credit Commitments, the Borrower shall
(i) prepay the Revolving Credit Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment,
(ii) if any excess remains after prepaying all Revolving Credit Loans prepay the Swing Line Loans on the date of such termination or reduction in an aggregate principal amount equal to such remaining excess, together with interest on the principal amount paid accrued to the date of such prepayment, and (iii) if any excess remains after prepaying all of the Loans because of LC Exposure, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.09(b) hereof.

      (c) GENERALLY. Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of LIBOR Loans. Any prepayments on the Loans may be reborrowed subject to the then effective Aggregate Revolving Credit Commitments.

      SECTION 2.08. ASSUMPTION OF RISKS.

      The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its agents or employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower.

      SECTION 2.09. OBLIGATION TO REIMBURSE AND TO PREPAY.

      (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrower and the applicable Account Party hereby jointly and severally agree pay to the Agent within two Business Days after notice of any such disbursement is received by the Borrower and such Account Party, the amount of such disbursement (if such payment is not sooner effected as may be required under this Section 2.09 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and excluding the date of repayment in full of such disbursed amount. The obligations of the Borrower and each Account Party under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the other Loan Documents; (iii) the existence of any claim, set-off, defense or other rights which the Borrower or any other Account Party may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the other Loan Documents, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and
(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      Notwithstanding any other provision of this Agreement to contrary, in the event that a Letter of Credit is issued on account of an Account Party other than the Borrower, the Borrower agrees that it shall be the primary obligor with respect to any reimbursement obligations arising under such Letter of Credit, and that any payments made by the Borrower to the Agent in respect of such reimbursement obligations shall be deemed to be a contribution of the amount of such payment to the capital of the applicable Account Party by the Borrower of a like amount, followed by a payment of such reimbursement obligations in a like amount, and will be paid by the Borrower directly to the Agent solely to avoid the inefficiency of multiple transfers of funds.

      Notwithstanding anything in this Agreement to the contrary, neither the Borrower nor any Account Party will be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except (i) where the Borrower, any Account Party or any Subsidiary of the Borrower actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct or (ii) in cases where the Agent makes payment to the named beneficiary of a Letter of Credit.

      (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or upon the Termination Date, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank, the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any other Account Party may now or hereafter have against any such beneficiary, the Issuing Bank, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Agent grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, or the other Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

      (c) If the Issuing Bank shall not have been reimbursed in full for any payment made by the Issuing Bank under a Letter of Credit issued by the Issuing Bank on the date of such payment, the Issuing Bank shall give the Agent and each Lender prompt notice thereof (an "LC PAYMENT NOTICE") no later than 12:00 noon on the Business Day immediately succeeding the date of such payment by the Issuing Bank. Each Lender severally agrees to purchase a participation in the reimbursement obligation of the Borrower to the Issuing Bank by paying to the Agent for the account of the Issuing Bank an amount equal to such Lender's Percentage Share of such unreimbursed amount paid by the Issuing Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Rate from the date of the payment by the Issuing Bank to the date of payment to the Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 P.M. on the later to occur of (i) the Business Day immediately following the date of such payment by the Issuing Bank and (ii) the Business Day on which Lender shall have received an LC Payment Notice from the Issuing Bank. Each Lender's obligation to make each such payment to the Agent for the account of the Issuing Bank shall be several and shall not be affected by the occurrence or continuance of a Default or the failure of any other Lender to make any payment under this Section 2.09(c). Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      SECTION 2.10. LENDING OFFICES.

      The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                                   ARTICLE III
                       PAYMENTS OF PRINCIPAL AND INTEREST

      SECTION 3.01. REPAYMENT OF LOANS.

      (a) REVOLVING CREDIT LOANS. On the Termination Date the Borrower shall repay the outstanding aggregate principal amount of the Loans and all accrued and unpaid interest thereon.

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

      (b) GENERALLY. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this Section 3.01.

      SECTION 3.02. INTEREST.

      (a) INTEREST RATES. The Borrower will pay to the Agent, for the account of each Lender or the Swing Line Lender, as appropriate, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

            (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

            (ii) if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

      (b) POST-DEFAULT RATE. Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder or under any Loan Document for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

      (c) DUE DATES. Accrued interest on Base Rate Loans shall be payable on each Quarterly Date, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan pursuant to Section 5.04 shall be payable on the date of conversion (but only to the extent so converted). All accrued and unpaid interest on the Loans shall be paid on the Termination Date.

      (d) DETERMINATION OF RATES. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV
                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

      SECTION 4.01. PAYMENTS.

      Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Atlanta time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to Base Rate Loans.

      SECTION 4.02. PRO RATA TREATMENT.

      Except for Swing Line Loans and to the extent otherwise provided herein, each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of fees under Section 2.04(a) and Section 2.04(b)(i) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Revolving Credit Commitments under
Section 2.03(a) shall be applied to the Commitments of all Lenders, pro rata according to the amounts of their respective Commitments; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under each Letter of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to the respective Lenders.

      SECTION 4.03. COMPUTATIONS.

      Interest on LIBOR Loans, interest determined by reference to the Federal Funds Rate and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans determined by reference to the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

      SECTION 4.04. NON-RECEIPT OF FUNDS BY THE AGENT.

      Unless the Agent shall have been notified by a Lender or the Borrower prior to the time on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until, but excluding, the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

      SECTION 4.05. SET-OFF, SHARING OF PAYMENTS, ETC.

      (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower, any Guarantor or any Restricted Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

      (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

      SECTION 4.06. TAXES.

      (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

      (b) OTHER TAXES. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

      (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE ISSUING BANK AND THE AGENT FOR THE FULL AMOUNT OF TAXES (AS DEFINED ABOVE) AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE

      CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, ISSUING BANK OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

      (d) FOREIGN LENDERS, PARTICIPANTS AND ASSIGNEES.

      Each Lender, participant (by accepting a participation interest under this Agreement) and assignee (by executing an Assignment Agreement) that is not organized under the laws of the United States of America or one of its states
(1) represents to the Agent and the Borrower that (A) no taxes are required to be withheld by the Agent or the Borrower with respect to any payments to be made to it hereunder and (B) it has furnished to the Agent and the Borrower two duly completed copies of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI or any other form acceptable to the Agent and the Borrower that entitles it to a complete exemption from U.S. federal withholding tax on all interest or fee payments under the Loan Documents, and (2) covenants to (A) provide the Agent and the Borrower a new Form W-8BEN or W-8ECI or other form acceptable to the Agent and the Borrower upon the expiration or obsolescence according to Governmental Requirement of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding tax on all interest and fee payments under the Loan Documents, and
(B) comply from time to time with all Governmental Requirements with regard to the withholding tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then the Borrower and the Agent (without duplication), notwithstanding any other provision of this Section 4.06, may deduct and withhold from interest and fee payments under the Loan Documents any tax at the maximum rate under the Code or other applicable Governmental Requirement, and amounts so deducted and withheld shall be treated as paid to that Lender, participant or assignee, as the case may be, for all purposes under the Loan Documents.

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

                                    ARTICLE V
                                YIELD PROTECTION

      SECTION 5.01. ADDITIONAL COSTS.

      (a) LIBOR REGULATIONS, ETC. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs that it determines are attributable to its making or maintaining of any LIBOR Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any LIBOR Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such LIBOR Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or Loans of such Lender or the London interbank market; or (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Agent and the Borrower of any event occurring after the date hereof that will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this
Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section
5.04 shall be applicable).

      (b) CAPITAL ADEQUACY. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Loans, or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to
                                       36
compensation pursuant to this Section 5.01(b) as promptly as practicable after it determines to request such compensation.

      (c) COMPENSATION PROCEDURE. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a), or of the effect of capital maintained pursuant to
Section 5.01(b), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section
5.01 shall be paid by the Borrower within 30 days of the receipt by the Borrower of the notice described in this Section 5.01(c).

      (d) The Lenders shall determine the applicability of, and the amount due under, this Section 5.01 consistent with the manner in which they apply similar provisions and calculate similar amounts payable to them by other borrowers having in their credit agreements provisions comparable to this Section.

      SECTION 5.02. BASIS UNAVAILABLE OR INADEQUATE FOR LIBOR RATE.

      If, on or before any date when a LIBOR Rate is to be determined, the Agent reasonably determines that the basis for determining the applicable rate is not available or any Lender reasonably determines that the resulting rate does not accurately reflect the cost to that Lender of making or converting Loans at that rate for the applicable Interest Period, then the Agent shall promptly notify the Borrower and the Lenders of that determination (which is conclusive and binding on the Borrower absent manifest error) and the applicable Loans shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until the Agent notifies the Borrower that those circumstances no longer exist, the Lenders' commitments under this Agreement to make, or to convert to, LIBOR Rate Loans, as the case may be, are suspended.

      SECTION 5.03. ILLEGALITY.

      Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

      SECTION 5.04. BASE RATE LOANS

      If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("AFFECTED LOANS"), all Affected Loans that would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the

Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

      SECTION 5.05. COMPENSATION.

      The Borrower shall pay to each Lender within 30 days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amounts as shall compensate it for any loss, cost, expense or liability which such Lender reasonably determines are attributable to:

            (i) any payment, prepayment or conversion of a LIBOR Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

            (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in
      Article VI to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (B) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

      SECTION 5.06. REPLACEMENT LENDERS.

      (a) If any Lender has notified the Borrower and the Agent of its incurring additional costs under Section 5.01 or has required the Borrower to make payments for Taxes under Section 4.06, then the Borrower may, unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of any Lender (other than the Agent) (the "TERMINATED LENDER") at any time upon five Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "NOTICE OF TERMINATION").

      (b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their

Commitment or Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Agent and each Issuing Bank and become parties by executing an Assignment Agreement (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "REPLACEMENT LENDERS"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses
(i) and (ii) above equal the Commitment of the Terminated Lender.

      (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "LENDER TERMINATION DATE"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

      (d) On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment Agreement assign at full face value its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid) and (ii) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this
Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Agent the processing fee provided for in
Section 12.06(b). The Borrower will be responsible for the payment to the Terminated Lender, all amounts payable under Section 4.06 and Section 5.01, together with any breakage costs associated with termination and Replacement Lenders, as set forth in Section 5.05.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

      SECTION 6.01. INITIAL FUNDING.

      The obligation of the Lenders to make the Initial Funding is subject to, on or before the date of the Initial Funding, the receipt by the Lenders and Agent of (i) all fees and expenses that are due and payable as of such date and
(ii) the following documents, each of which shall be satisfactory to the Agent in form and substance:

      (a) A certificate of the Secretary or an Assistant Secretary of the General Partner and each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower and each Guarantor to execute and deliver the Loan Documents to which such Person is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the General Partner and each Guarantor (y) who are authorized to sign the Loan Documents to which such Person is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representatives for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers of the Borrower and each Guarantor, (iv) the articles or certificate of incorporation and bylaws or the partnership agreement, as applicable, of the General Partner and each Guarantor and the Borrower Partnership Agreement, each certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificates until the Agent receives notice in writing from the Borrower or such Guarantor, as the case may be, to the contrary, and (v) copies of all governmental approvals required in connection with the execution, delivery and performance of the Loan Documents by each party thereto, other than the Agent, the Lenders and any Issuing Bank.

      (b) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing, as appropriate, of the Borrower, each Guarantor and the General Partner.

      (c) A Compliance Certificate for the fiscal quarter ending March 31, 2004, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

      (d) A promissory note payable to the order of each Lender that requests one pursuant to Section 2.06.

      (e) The Loan Documents, duly completed and executed in sufficient number of counterparts as reasonably requested by the Agent.

      (f) Opinions of Morgan, Lewis & Bockius LLP, counsel to the Borrower and the Guarantors and certain local counsel to the Borrower and the Guarantors, each in form and substance satisfactory to the Agent, as to such matters incident to the transactions herein contemplated as the Agent may reasonably request.

      (g) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.19.

      (h) Evidence that, upon the application of the proceeds of the Initial Funding, the commitments of the lenders under the Existing Credit Agreements shall be terminated and the obligations of the Borrower and the Restricted Subsidiaries under the Existing Credit Agreements shall be paid in full.

      (i) Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

      SECTION 6.02. INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT.

      The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

      (a) no Default shall have occurred and be continuing; and

      (b) the representations and warranties made by the Borrower in Article VII and by the Borrower and each Guarantor in any other Loan Document shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Required Lenders may expressly consent in writing to the contrary.

      Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in Section 6.02(b) (both as of the date of such notice and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit).

      SECTION 6.03. CONDITIONS PRECEDENT FOR THE BENEFIT OF LENDERS.

      All conditions precedent to the obligations of the Lenders to make any Loan and of the Issuing Bank to issue Letters of Credit are imposed hereby solely for the benefit of the Lenders and the Issuing Bank, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan or that the Issuing Bank will refuse to issue a Letter of Credit in the absence of strict compliance with such conditions precedent.

      SECTION 6.04. NO WAIVER.

      No waiver of any condition precedent shall preclude the Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of the Borrower to satisfy such condition precedent constitutes a Default.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the date hereof and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in
Section 6.02):

      SECTION 7.01. EXISTENCE.

      Each of the Borrower, the General Partner, each Guarantor, and each Restricted Subsidiary: (i) is duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted and, with respect to Restricted Subsidiaries, where a failure to have such items would have a Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

      SECTION 7.02. FINANCIAL CONDITION.

      The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2003 and the related consolidated statement of income, equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche LLP heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 2004 and the related consolidated statements of income, equity and cash flow of the Borrower and its Consolidated Subsidiaries for the six month period ended on such date heretofore furnished to the Agent, are complete and correct and fairly present in all material respects the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the six month period ending on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments and, the lack of footnotes). Neither the Borrower nor any Subsidiary of the Borrower has on the date hereof any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Since December 31, 2003, there has been no change or event having a Material Adverse Effect that is continuing. Since the date of the Financial Statements, neither the business nor the Properties (taken as a whole) of the Borrower, any Guarantor or any Restricted Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy which is continuing.

      SECTION 7.03. LITIGATION.

      Except as disclosed to the Lenders in Schedule 7.03 hereto or as disclosed in the Borrower's Form 10-K for the year ended December 31, 2003 filed with the SEC (a true and complete copy of which has been delivered to the Agent), as of the date hereof there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower, the General Partner or any Restricted Subsidiary that involves the possibility of any judgment or liability against the Borrower, the Guarantor, the General Partner or any Restricted Subsidiary not fully covered by insurance (except for normal deductibles), and which, if determined adversely, would have a Material Adverse Effect.

      SECTION 7.04. NO BREACH.

      Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the date hereof under, the respective partnership agreements or other organizational documents of the Borrower, the General Partner or any Restricted Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower, the Guarantor, the General Partner or any Restricted Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower, the Guarantor, the General Partner or any Restricted Subsidiary pursuant to the terms of any such agreement or instrument, other than the Liens created by the Loan Documents.

      SECTION 7.05. AUTHORITY.

      Each of the Borrower, each Guarantor, the General Partner and each Restricted Subsidiary has all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by each of the Borrower, each Guarantor, the General Partner and each Restricted Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and each Loan Document to which the Borrower, any Guarantor, the General Partner or any Restricted Subsidiary is a party, constitutes the legal, valid and binding obligation of the Borrower, such Guarantor, the General Partner or such Restricted Subsidiary, as the case may be, and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of general application relating to or affecting creditors' rights and general principles of equity.

      SECTION 7.06. APPROVALS.

      No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower, the Guarantors, the General Partner or the Restricted Subsidiaries of the Loan Documents or for the validity or enforceability thereof, except for (i) the order of the Pennsylvania Public Utility Commission, in Docket No. S-00041005, registering an Abbreviated Securities Certificate authorizing Buckeye Pipe Line Company, L.P. to execute and deliver the Guaranty and (iii) the order of the Pennsylvania Public Utility Commission, in Docket No. S-00041006, registering a Securities Certificate authorizing Laurel Pipe Line Company, L.P. to execute and deliver the Guaranty, each of which has been duly filed or obtained, and is final and in full force and effect.

      SECTION 7.07. USE OF LOANS.

      The proceeds of the Loans and Letters of Credit shall be used to pay-off certain outstanding Debt and for working capital, capital expenditures, acquisitions and general partnership purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

      SECTION 7.08. ERISA.

      (a) The Borrower, each Subsidiary of the Borrower and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

      (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

      (c) To the knowledge of the Borrower, no act, omission or transaction has occurred that could result in imposition on the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

      (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since December 31, 1985, other than the Pension Plan for Buckeye Pipe Line Company, which was terminated on December 31, 1985. Upon the termination of the Pension Plan for Buckeye Pipe Line Company, distributions were made or annuities purchased for each participant under such plan and Borrower received a favorable determination letter from the Internal Revenue Service with respect to the termination. No material liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred or is reasonably expected to be incurred.

      (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

      (f) The actuarial present value of the benefit liabilities under all Plans that are subject to Title IV of ERISA do not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plans allocable to such benefit liabilities by more than $2,000,000 in the aggregate. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

      (g) None of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, such Subsidiary or such ERISA Affiliate in its sole discretion at any time without any material liability.

      (h) None of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

      (i) Neither the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

      SECTION 7.09. TAXES.

      Each of the Borrower, the Guarantors, the General Partner and the Restricted Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, any Guarantor, the General Partner or any Restricted Subsidiary. The charges, accruals and reserves on the books of the Borrower, the Guarantors, the General Partner and the Restricted Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

      SECTION 7.10. TITLES, ETC.

      (a) Except as set out in Schedule 7.10, each of the Borrower, the Guarantors and the Restricted Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02.

      (b) All leases and agreements necessary for the conduct of the business of the Borrower, the Guarantors and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower, the Guarantors or the Restricted Subsidiaries.

      (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower, the Guarantors and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower, each Guarantor and each Restricted Subsidiary to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

      (d) All of the assets and Properties of the Borrower, the Guarantors and the Restricted Subsidiaries that are reasonably necessary for the operation of their business are in all material respects in good working condition and are maintained in accordance with prudent business standards.

      SECTION 7.11. NO MATERIAL MISSTATEMENTS.

      No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower, any Guarantor or any Restricted Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made. There is no fact peculiar to the Borrower or any Restricted Subsidiary that has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and that has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of the Borrower or any Restricted Subsidiary prior to, as of, the date hereof in connection with the transactions contemplated hereby.

      SECTION 7.12. INVESTMENT COMPANY ACT.

      None of the Borrower, any Guarantor or any Restricted Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 7.13. PUBLIC UTILITY HOLDING COMPANY ACT.

      None of the Borrower, any Guarantor or any Restricted Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 7.14. SUBSIDIARIES.

      Except as set forth on Schedule 7.14 or otherwise as disclosed to the Agent in writing, the Borrower does not have any Subsidiaries.

      SECTION 7.15. LOCATION OF BUSINESS AND OFFICES.

      The Borrower's principal place of business and chief executive office is located at the address stated on the signature page of this Agreement or as otherwise disclosed in writing to the Agent. The principal place of business and chief executive office of each Restricted Subsidiary are located at the addresses stated on Schedule 7.14 or as otherwise disclosed in writing to the Agent.

      SECTION 7.16. DEFAULTS.

      None of the Borrower, any Guarantor or any Restricted Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which it is a party or by which it is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

      SECTION 7.17. ENVIRONMENTAL MATTERS.

      Except (i) as provided in Schedule 7.17, (ii) as disclosed in the Form 10-K for the year ended December 31, 2003 filed by the Borrower with the SEC, or
(iii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

      (a) Neither any Property of the Borrower, any Guarantor or any Restricted Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

      (b) Without limitation of clause (a) above, no Property of the Borrower, any Guarantor or any Restricted Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

      (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower, each Guarantor and each Restricted Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance, hazardous waste or solid waste into the environment, have been duly obtained or filed, and each of the Borrower, the Guarantors and the Restricted Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

      (d) All hazardous substances, hazardous waste, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower, any Guarantor or any Restricted Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

      (e) The Borrower, the Guarantors and the Restricted Subsidiaries have taken all steps reasonably necessary to determine and have determined that no hazardous substances, hazardous waste, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower, any Guarantor, or any Restricted Subsidiary;

      (f) To the extent applicable, all Property of the Borrower, each Guarantor and each Restricted Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the Environmental Laws or scheduled as of the date hereof to be imposed by the Environmental Laws during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to the Environmental Laws, will not be able to maintain compliance with the Environmental Laws requirements during the term of this Agreement; and

      (g) None of the Borrower, any Guarantor or any Restricted Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance, hazardous waste or solid waste into the environment.

      SECTION 7.18. COMPLIANCE WITH THE LAW.

      None of the Borrower, any Guarantor or any Restricted Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

      SECTION 7.19. INSURANCE.

      The Borrower and each of the Restricted Subsidiaries maintains, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower, any Guarantor, or any Restricted Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower, each Guarantor and each Restricted Subsidiary.

      SECTION 7.20. MATERIAL AGREEMENTS.

      The Borrower has heretofore delivered to the Agent a complete and correct copy of the Indenture and the Note Agreements relating to the Senior Notes, each as amended and in effect on the date hereof.

      SECTION 7.21. PARTNERSHIP AGREEMENT.

      The Borrower Partnership Agreement has not been terminated, and is in full force and effect as of the date hereof and no default has occurred and is continuing thereunder which would have a Material Adverse Effect.

      SECTION 7.22. OWNERSHIP OF PARTIES.

      (a) The Borrower is a limited partnership formed under the laws of the State of Delaware and owned 1% (general partnership interest) by the General Partner and 99% (limited partnership interests) by public holders of limited partnership units.

      (b) The form of organization and equity ownership of each Restricted Subsidiary and each Unrestricted Subsidiary as of the date hereof is set forth on Schedule 7.22.

      (c) BMC owns 100% of the equity interests of the General Partner as of the date hereof.

      SECTION 7.23. PATRIOT ACT.

Each of the Borrower, the Guarantors, the General Partner and the Restricted Subsidiaries is in compliance, in all material respects, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that, so long as any of the Commitments are in effect or any Letter of Credit remains outstanding and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder and the Guarantors under the Guaranty:

      SECTION 8.01. REPORTING REQUIREMENTS.

      The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the Lenders:

      (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited consolidated and, within 120 days after the end of each fiscal year of the Borrower, unaudited consolidating statements of income, equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and, in the case of the audited statements, accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

      (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated and consolidating statements of income, equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer of BMC, which certificate shall state that said financial statements fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments and the lack of footnotes).

      (c) CHANGE IN REFERENCE RATING. Promptly and in any event within seven Business Days after Moody's or S&P has changed any relevant Reference Rating, notice of such change.

      (d) NOTICE OF DEFAULT, ETC. Promptly after a Responsible officer of the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

      (e) OTHER ACCOUNTING REPORTS. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary of the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by any Guarantor or any Subsidiary of the Borrower, to such letter or report.

      (f) GOVERNMENTAL AUTHORITIES. Promptly upon receipt thereof, a copy of any notice from any Governmental Authority (except where involving a routine or ordinary course matter, which in any case is immaterial), and promptly upon a Responsible Officer of the Borrower's knowledge thereof, notice of any material dispute with any Governmental Authority involving the Borrower, any Guarantor or any Restricted Subsidiary.

      (g) NOTICES UNDER OTHER LOAN AGREEMENTS. Promptly after the furnishing thereof, copies of any statement, report or notice furnished by the Borrower to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

      (h) OTHER MATTERS. From time to time such other information regarding the business, affairs or financial condition of the Borrower, any Guarantor, any Restricted Subsidiary or any Subsidiary of the Borrower (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Agent may reasonably request.

The Borrower will each furnish to the Agent, at the time each set of financial statements is furnished to the Agent pursuant to paragraph (a) or (b) above, a Compliance Certificate executed by a Responsible Officer of the General Partner and BMC, respectively, (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12 and 9.13 as of the end of the respective fiscal quarter or fiscal year.

      SECTION 8.02. LITIGATION.

      The Borrower shall promptly give, and shall cause any Restricted Subsidiary to give to the Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower, the Guarantor or any Restricted Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and
(ii) any litigation or proceeding against or adversely affecting the Borrower, the Guarantor or any Restricted Subsidiary in which the amount involved exceeds $5,000,000 and is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought.

      The Borrower will promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower, the Guarantor or any Restricted Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $5,000,000.

      SECTION 8.03. MAINTENANCE, ETC.

      (a) GENERALLY. The Borrower shall: preserve and maintain its partnership or corporate existence and all of its material rights, privileges and franchises and shall cause the Restricted Subsidiaries to do so; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to-the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

      (b) PROOF OF INSURANCE. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished, and will cause to be furnished for the Restricted Subsidiaries, to the Agent certificates of insurance coverage from an insurer in form and substance reasonably satisfactory to the Agent and, if requested, will furnish the Agent copies of the applicable policies.

      (c) OPERATION OF PROPERTIES. The Borrower will and will cause each Restricted Subsidiary to, operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

      SECTION 8.04. RESERVED.

      SECTION 8.05. ENVIRONMENTAL MATTERS.

      (a) ESTABLISHMENT OF PROCEDURES. The Borrower will and will cause each Restricted Subsidiary to, establish and implement such procedures as may be reasonably necessary to determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower, the Guarantors and the Restricted Subsidiaries, and the operations conducted thereon and other activities of the Borrower, the Guarantors and the Restricted Subsidiaries, are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by the Borrower, any Guarantor or any Restricted Subsidiary except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

      (b) NOTICE OF ACTION. The Borrower will, and will cause each Restricted Subsidiary to, promptly notify the Agent and the Lenders in writing of any threatened action or investigation by any Governmental Authority of which a Responsible Officer of the Borrower, any Guarantor or any Restricted Subsidiary has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

      (c) FUTURE ACQUISITIONS. The Borrower will, and will cause each Restricted Subsidiary to, provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Agent or any Lender through the Agent (or as otherwise required to be obtained by the Agent or the Lenders by any Governmental

Authority) in connection with any future acquisitions of any material Properties by the Borrower, any Guarantor or any Restricted Subsidiary.

      SECTION 8.06. FURTHER ASSURANCES.

      The Borrower will promptly cure any defects in the execution and delivery of the other Loan Documents. The Borrower, at its expense, will promptly execute and deliver (or cause to be promptly executed and delivered) to the Agent upon reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower in the Loan Documents, or to, correct any omissions in the Loan Documents, or to state more fully the obligations set out herein or in any of the other Loan Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

      SECTION 8.07. PERFORMANCE OF OBLIGATIONS.

      The Borrower will do and perform every act and discharge all of the obligations to be performed and discharged by it under this Agreement, at the time or times and in the manner specified.

      SECTION 8.08. ERISA INFORMATION AND COMPLIANCE.

      The Borrower will promptly furnish and will cause any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other material report with respect to each Plan or any trust created thereunder, (ii) as soon as possible and in any event within 30 days after the occurrence of any ERISA Event in clause (i) of the definition of ERISA Event or any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, and in any event within 10 days after any other ERISA Event, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate, or to have a trustee appointed to administer, any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each ERISA Affiliate to,
(i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and
(ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

      SECTION 8.09. COMPLIANCE WITH AND MODIFICATION OF ORGANIZATIONAL
DOCUMENTS.

      The Borrower shall comply in all material respects with any terms and provisions of the Borrower Partnership Agreement regarding maintaining the separateness of the records, assets and formalities of the Borrower and its Consolidated Subsidiaries from any other Person, and without the prior written consent of Required Lenders, which shall not be unreasonably withheld, shall not amend, supplement or otherwise modify (pursuant to a waiver or otherwise) any of such separateness provisions in a manner materially adverse to the interests of the Lenders unless both (i) BPL Acquisition L.P. or its successors no longer owns an interest in the General Partner, and (ii) Borrower obtains a Ratings Affirmation in connection with any such amendment, supplement, modification or failure to comply.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

      The Borrower covenants and agrees that, so long as any of the Commitments are in effect or any Letter of Credit remains outstanding and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder and the Guarantors under the Guaranties, without the prior written consent of the Required Lenders:

      SECTION 9.01. DEBT.

      The Borrower will not and will not cause or permit any Guarantor or any Restricted Subsidiary to incur, create, assume or permit to exist any Debt, except:

      (a) the Debt hereunder or any guaranty of or suretyship arrangement for the Debt hereunder;

      (b) Debt of the Borrower and the Restricted Subsidiaries existing on the date hereof that is reflected in the Financial Statements or is disclosed in
Schedule 9.01, and any renewals or extensions (but not increases) thereof;

      (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if material and greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

      (d) Debt of the Borrower and the Restricted Subsidiaries requiring no scheduled principal payments (whether at stated maturity or by virtue of scheduled amortization, required prepayment or redemption) due until at least one year after the Termination Date and issued under the Indenture or otherwise under agreements containing covenants no more restrictive to the Borrower or the Restricted Subsidiaries, as the case may be, than the covenants contained in this Agreement;

      (e) Debt that is secured by Liens permitted under Section 9.02(d) and under clause (xv) of the definition of Excepted Liens which in the aggregate shall not to exceed $25,000,000 outstanding at any one time;

      (f) Debt of the Borrower and the Restricted Subsidiaries under Hedging Agreements entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's operations;

      (g) Debt as a result of (and to the extent permitted by) Sections 9.03(g);

      (h) Debt under the Bridge Loan Agreement in an aggregate amount not to exceed $300,000,000;

      (i) Other unsecured Debt of the Borrower and the Restricted Subsidiaries so long as at the time such Debt is incurred, and after giving pro forma effect to the incurrence and applications of the proceeds thereof, the Borrower shall be in pro forma compliance with the financial covenants contained in Section
9.12 and Section 9.13 and no Default or Event of Default shall have occurred and be continuing.

      SECTION 9.02. LIENS.

      The Borrower will not and will not cause or permit any Guarantor or any Restricted Subsidiary to create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

      (a) Liens securing the payment of any Debt hereunder;

      (b) Excepted Liens;

      (c) Liens disclosed on Schedule 9.02; and

      (d) Liens originally created to secure purchase money Debt permitted under
Section 9.01(e), which in each case shall not exceed 100% of the lesser of the total purchase price and the fair market value of the Property acquired as determined at the time of acquisition; provided, that, (i) the Property to be purchased with the proceeds of such Debt shall be purchased not more than 60 days prior to the date of the creation of such Lien and (ii) such Lien encumbers only the Property so acquired.

      SECTION 9.03. INVESTMENTS, LOANS AND ADVANCES.

            The Borrower will not and will not cause or permit any Guarantor or any Restricted Subsidiary to make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

            (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

            (b) accounts receivable arising in the ordinary course of business;

            (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

            (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody's;

            (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody's, respectively;

            (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

            (g) investments, loans or advances made in or to the Borrower or any Restricted Subsidiary that has executed a Guaranty;

            (h) investments, loans or advances in or to any Person (other than the Borrower or any Restricted Subsidiary that has executed a Guaranty) not to exceed $100,000,000 in the aggregate at any time outstanding;

            (i) other investments, loans and advances in or to any Person made with equity of the Borrower or with other consideration, including cash, not to exceed the amount of net proceeds received by the Borrower from an equity offering occurring substantially concurrent therewith; and

            (j) the Shell Acquisition to the extent that the purchase price does not exceed $530,000,000 in the aggregate.

      SECTION 9.04. DISTRIBUTIONS AND REDEMPTIONS.

      If an Event of Default has occurred and is continuing or would result therefrom, the Borrower will not purchase, redeem or otherwise acquire for value any of its equity interests now or hereafter outstanding, return any capital or make any distribution of its assets to its equity owners.

      SECTION 9.05. SALES AND LEASEBACKS.

      The Borrower will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction, unless:

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      (a) such Sale-Leaseback Transaction occurs within one year after the later of (i) completion of the acquisition of the applicable Property by the Borrower or such Restricted Subsidiary or (ii) commencement of full operation with respect to such Property; or

      (b) such Sale-Leaseback Transaction involves a lease for a term of not more than three years; or

      (c) the net sale proceeds derived from the sale or transfer by the Borrower or such Restricted Subsidiary of the Property involved are used solely
(i) to prepay or retire Funded Debt of the Borrower ranking pari passu with the Debt hereunder or (ii) for capital improvements with respect to the pipeline systems of the Borrower or any Restricted Subsidiary made in the ordinary course of business of the Borrower or such Restricted Subsidiary; or

      (d) the Sale-Leaseback Attributable Debt attributable to such Sale-Leaseback Transaction would be permitted under Section 9.01(e).

      SECTION 9.06. NATURE OF BUSINESS.

      The Borrower will not, and will not permit any Restricted Subsidiary to, make any material change in the nature of its business as it exists on the date hereof or, in the case of a Restricted Subsidiary, acquired or established after the date hereof, as the nature of the business existed on the date of such acquisition or establishment.

      SECTION 9.07. RESTRICTIVE AGREEMENTS.

      The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon the ability of any such Restricted Subsidiary to declare or pay dividends or distributions to its equity holders, to make or repay loans or advances to the Borrower or any other Restricted Subsidiary, to guarantee Indebtedness of the Borrower or any other such Restricted Subsidiary or to transfer any of its property or assets to the Borrower or any such Restricted Subsidiary; provided, that (A) the foregoing shall not apply to restrictions or conditions imposed by law, this Agreement or any other Loan Document, the Bridge Loan Agreement, the Note Agreements or the Indenture (in the case of the Note Agreements and the Indenture, as in effect on the date hereof), and (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any Restricted Subsidiary of the Borrower pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is sold and such sale is permitted hereunder.

      SECTION 9.08. MERGERS, ETC.

      None of the Borrower, any Guarantor or any Restricted Subsidiary will merge into or with or consolidate with any other Person unless such former entity is the survivor, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided, however, that any Restricted Subsidiary may merge with or into the Borrower, any Guarantor or any other Restricted Subsidiary, even if it is not the surviving entity of such merger.

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      SECTION 9.09. PROCEEDS OF THE LOANS; LETTERS OF CREDIT.

      The Borrower will not permit the proceeds of the Loans or the proceeds of the Letters of Credit to be used for any purpose other than those permitted by
Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other Regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

      SECTION 9.10. ERISA COMPLIANCE.

      The Borrower will not at any time take any of the following actions that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect:

      (a) Engage in, or permit any Subsidiary of the Borrower or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

      (b) Terminate, or permit any Subsidiary of the Borrower or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, that could result in any liability to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to the PBGC;

      (c) Fail to make, or permit any Subsidiary of the Borrower or ERISA Affiliate to fail to make, full payment when due of all amounts that, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

      (d) Permit to exist, or allow any Subsidiary of the Borrower or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

      (e) Permit, or allow any Subsidiary of the Borrower or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

      (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary of the Borrower or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

      (g) Acquire, or permit any Subsidiary of the Borrower or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate if such Person sponsors,

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maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

      (h) Incur, or permit any Subsidiary of the Borrower or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

      (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary of the Borrower or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability;

      (j) Amend or permit any Subsidiary of the Borrower or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; or

      (k) Permit to exist any occurrence of a "Reportable Event" described in
Section 4043 of ERISA and the regulations thereunder.

      SECTION 9.11. SALE OR DISCOUNT OF RECEIVABLES.

      None of the Borrower, any Guarantor or any Restricted Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

      SECTION 9.12. FUNDED DEBT RATIO.

      The Borrower will not permit the Funded Debt Ratio as of the end of any fiscal quarter to be greater than 4.75 to 1.00, provided, however, that for a period of up to three consecutive quarters within any twelve-month period commencing on (i) the first day of the sixth quarter immediately following the Shell Acquisition Date or (ii) the first day following two consecutive quarters after the Closing Date in which the Funded Debt Ratio is no greater than 4.75 to
1.00 (the "Required Threshold"), the Funded Debt Ratio may exceed the Required Threshold for acquisitions with an aggregate purchase price in excess of $5,000,000, but shall in no event exceed 5.25 to 1.00 ("Increased Funded Debt Period") except as provided in subparagraph (A) below; provided, further, that no Increased Funded Debt Period shall occur sooner than two consecutive quarters following any other Increased Funded Debt Period; provided, further, if the Borrower shall consummate the Shell Acquisition, the Funded Debt Ratio shall not exceed (A) 5.75 to 1.00 for the period commencing on the Shell Acquisition Date and continuing for the two quarters immediately following such date, (B) 5.25 to
1.00 for the third quarter immediately following the Shell Acquisition Date and
(C) thereafter 4.75 to 1.00 except as respect to any Increased Funded Debt Period as provided above.

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      SECTION 9.13. FIXED CHARGE COVERAGE RATIO.

      The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter (calculated quarterly at the end of each fiscal quarter) to be less than 1.25 to 1.00.

      SECTION 9.14. SALE OF PROPERTIES.

      The Borrower will not, and will not cause or permit any Guarantor or any Restricted Subsidiary to sell, assign, convey or otherwise transfer any Property or any interest in any Property, unless such Property is not material to the ability of the Borrower or any Restricted Subsidiary to generate EBITDA.

      SECTION 9.15. ENVIRONMENTAL MATTERS.

      The Borrower shall not, and shall not cause or permit any Guarantor or any Restricted Subsidiary to cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws. If necessary, the Borrower shall timely disclose to the applicable Governmental Authority all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations exist.

      SECTION 9.16. TRANSACTIONS WITH AFFILIATES.

      The Borrower will not, and will not cause or permit any Guarantor or any Restricted Subsidiary to enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, however, that the foregoing shall not prohibit or prevent the Borrower, any Guarantor or any Restricted Subsidiary from performing under any agreement in effect on the date hereof.

      SECTION 9.17. PARTNERSHIP AGREEMENTS.

      Without the prior consent of the Required Lenders, which shall not be unreasonably withheld, the Borrower will not amend or permit to be amended in any material respect the Borrower Partnership Agreement or the Buckeye Pipe Line Partnership Agreement.

      SECTION 9.18. SENIOR NOTES.

      Without the prior consent of the Required Lenders, which shall not be unreasonably withheld, the Borrower will not amend or permit to be amended in any material respect the Senior Notes or the Indenture, except that the Borrower may issue additional indebtedness under supplemental indentures issued under the Indenture if otherwise permitted hereunder and thereunder.

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                                    ARTICLE X
                           EVENTS OF DEFAULT; REMEDIES

      SECTION 10.01. EVENTS OF DEFAULT.

      One or more of the following events shall constitute an "EVENT OF
DEFAULT":

      (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any other Loan Document and such default, other than a default of a payment or prepayment of principal (which shall have no cure period) shall continue unremedied for a period of three Business Days; or

      (b) the Borrower or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $15,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event (after the giving of notice or lapse of time or both, if applicable) is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

      (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower, any Guarantor or any Person on behalf of any Restricted Subsidiary, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any other Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

      (d) the Borrower or any Restricted Subsidiary (despite the fact that such Restricted Subsidiary is not a party to this Agreement) shall default in the performance of any of its obligations under Article IX; or the Borrower or any Restricted Subsidiary (despite the fact that such Restricted Subsidiary is not a party to this Agreement) shall default in the performance of any of its obligations under Article VIII, any other Article of this Agreement (other than under Article IX) or any other Loan Document (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) a Responsible Officer of the Borrower otherwise obtaining actual knowledge of such default; or

      (e) INTENTIONALLY OMITTED; or

      (f) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

      (g) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment of all or substantially all of its assets for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or

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hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

      (h) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

      (i) a judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary of the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

      (j) any Guaranty after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms, or the Borrower or any Guarantor shall so state in writing; or

      (k) a Change of Control shall occur; or

      (l) any Guarantor shall take, suffer or permit to exist any of the events or conditions referred to in subsection (f), (g), (h) or (i) or any provision of any Guaranty shall for any reason cease to be valid and binding on the relevant Guarantor or if such Guarantor shall so state in writing;

      (m) any Restricted Subsidiary shall take, suffer or permit to exist any of the events or conditions referred to in subsection (f), (g), (h) or (i);

      (n) the failure of the General Partner to comply in all material respects with any terms and provisions of its limited liability company agreement regarding maintaining the separateness of the records, assets and formalities of the General Partner from any other Person, or the amending, supplementing or otherwise modifying (pursuant to a waiver or otherwise) any of such separateness provisions in a manner materially adverse to the interests of the Lenders unless both (i) BPL Acquisition L.P. or its successors no longer owns an interest in the General Partner,

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and (ii) Borrower has obtained a Ratings Affirmation in connection with any such amendment, supplement, modification or failure to comply; or

      (o) any ERISA Event shall have occurred that could reasonably be expected to result in a Material Adverse Effect, and 30 days after notice shall have been given to the Borrower, such ERISA Event shall still exist.

      SECTION 10.02. REMEDIES.

      (a) In the case of an Event of Default other than one referred to in subsection (f), (g) or (h) of Section 10.01 or in either of subsection (l) or
(m) to the extent it relates to subsection (f), (g) or (h), the Agent, upon request of the Required Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

      (b) In the case of the occurrence of an Event of Default referred to in subsection (f), (g) or (h) of Section 10.01 or in either of subsection (l) and
(m) to the extent it relates to subsection (f), (g) or (h), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

      (c) All proceeds received after the Termination Date, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the other Loan Documents; second to accrued interest hereunder; third to fees; fourth pro rata to principal outstanding hereunder, other Debt hereunder and obligations under any Hedging Agreements between the Borrower and any other Person that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was executed; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI
                                    THE AGENT

      SECTION 11.01. THE AGENT.

      (a) APPOINTMENT. Each of the LC Issuing Bank and each Lender appoints the Agent (including, without limitation, each successor Agent in accordance with this Section 11.01) as its nominee and agent to act in its name and on its behalf (and the Agent and each such successor

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accepts that appointment): (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to the Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient and similar party in respect of the cash collateral under Section 2.09(b) and any other collateral for the benefit of the Lenders and the LC Issuing Bank (at any time an Event of Default or Default has occurred and is continuing); (vi) to promptly distribute to it all material information, requests, documents and items received from the Borrower, any of its Subsidiaries or any Restricted Subsidiary under the Loan Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from it. The Agent, however, may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Governmental Requirement. The Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (including Borrower's counsel) concerning all matters pertaining to such duties. The Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      (b) SUCCESSOR. The Agent may, subject (at any time no Event of Default or Default has occurred and is continuing) to the Borrower's prior written consent that may not be unreasonably withheld, assign all of its rights and obligations as the Agent under the Loan Documents to any of its Affiliates, which Affiliate shall then be the successor Agent under the Loan Documents. The Agent may also, upon 30 days' prior notice to the Borrower, voluntarily resign. If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns, then the Required Lenders shall (which, if no Event of Default or Default has occurred and is continuing, is subject to the Borrower's approval that may not be unreasonably withheld) appoint the successor Agent from among the Lenders (other than the resigning Agent). If the Required Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation, then the resigning Agent may, on behalf of the Lenders, upon thirty (30) days prior notice to the Borrower, appoint a successor Agent, subject (at any time no Event of Default or Default has occurred and is continuing) to the Borrower's prior written consent that may not be unreasonably withheld, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Agent, the successor Agent shall succeed to and become vested with all of the rights of the prior Agent, and the prior Agent shall be discharged from its duties and obligations as Agent under the Loan Documents, and each Lender shall execute the documents that any Lender, the resigning Agent or the successor Agent reasonably requests to reflect the change. After any Agent's resignation as the Agent under the Loan Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was the Agent under the Loan Documents.

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      (c) RIGHTS AS LENDER. The Agent, in its capacity as a Lender, has the same rights under the Loan Documents as any other Lender and may exercise those rights as if it were not acting as the Agent. The Agent's resignation or removal does not impair or otherwise affect any rights that it has or may have in its capacity as an individual Lender. Each Lender, the LC Issuing Bank and the Borrower agree that the Agent is not a fiduciary for the Lenders, the LC Issuing Bank or the Borrower but is simply acting in the capacity described in this Agreement to alleviate administrative burdens for the Borrower, the LC Issuing Bank and the Lenders, that the Agent has no duties or responsibilities to the Lenders, the LC Issuing Bank or the Borrower except those expressly set forth in the Loan Documents, and that the Agent in its capacity as a Lender has the same rights as any other Lender.

      (d) OTHER ACTIVITIES. The Agent or any Lender may now or in the future be engaged in one or more loan, letter of Loan, leasing or other financing transactions with the Borrower, act as trustee or depositary for the Borrower or otherwise be engaged in other transactions with the Borrower (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the rights of the Lenders or the LC Issuing Bank specifically set forth in the Loan Documents, neither the Agent, the LC Issuing Bank nor any Lender is responsible to account to the other Lenders or the LC Issuing Bank for those other activities, and neither any Lender nor the LC Issuing Bank shall have any interest in any other Lender's or the LC Issuing Bank's activities, any present or future guaranties by or for the account of the Borrower that are not contemplated by or included in the Loan Documents, any present or future offset exercised by the Agent, the LC Issuing Bank or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities or any property now or hereafter in the Agent's or any other Lender's possession or control that may be or become security for the obligations of the Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by the Agent, the LC Issuing Bank or any Lender to reduce the obligations hereunder, then each of the LC Issuing Bank and each Lender is entitled to share in the application as provided in the Loan Documents).

      SECTION 11.02. EXPENSES.

      Each Lender shall pay its Percentage Share of any expenses (including court costs, reasonable attorneys' fees and other costs of collection) incurred by the Agent or in connection with any of the Loan Documents if the Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Percentage Share of any reimbursement that it makes to the Agent if the Agent is subsequently reimbursed from other sources.

      SECTION 11.03. PROPORTIONATE ABSORPTION OF LOSSES.

      Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the obligations hereunder are concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the obligations hereunder (except to the extent unilateral actions or inactions by any Lender result in the Borrower or any other obligor on the obligations hereunder having any credit, allowance,

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setoff, defense or counterclaim solely with respect to all or any part of that
Lender's part of the obligations hereunder).

      SECTION 11.04. DELEGATION OF DUTIES; RELIANCE.

      The Lenders may perform any of their duties or exercise any of their rights under the Loan Documents by or through the Agent, and the Lenders, the LC Issuing Bank and the Agent may perform any of their duties or exercise any of their rights under the Loan Documents by or through their respective representatives. The Agent, the LC Issuing Bank, the Lenders and their respective representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by the Agent, the LC Issuing Bank or that Lender (but nothing in this clause (a) permits the Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement),
(b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligations hereunder for all purposes until written notice of the assignment or transfer is given to and received by the Agent (and any request, authorization, consent or approval of any Lender is conclusive and binding on each subsequent holder, assignee or transferee of or Participant in that Lender's portion of the obligations hereunder until that notice is given and received), (c) are not deemed to have notice of the occurrence of an Default unless a responsible officer of the Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or the Agent has been notified by a Lender, the LC Issuing Bank or the Borrower, and
(d) are entitled to consult with legal counsel (including counsel for the Borrower), independent accountants, and other experts selected by the Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants or experts.

      SECTION 11.05. LIMITATION OF THE AGENT'S LIABILITY.

      (a) EXCULPATION. Neither the Agent nor any of its Affiliates or representatives will be liable to the LC Issuing Bank or any Lender for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for gross negligence or willful misconduct), and neither the Agent nor any of its Affiliates or representatives has a fiduciary relationship with any Lender or the LC Issuing Bank by virtue of the Loan Documents (but nothing in this Agreement negates the obligation of the Agent to account for funds received by it for the account of any Lender).

      (b) INDEMNITY. Unless indemnified to its satisfaction against loss, cost, liability and expense, the Agent may not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If the Agent requests instructions from the Lenders, the LC Issuing Bank or the Required Lenders, as the case may be, with respect to any act or action in connection with any Loan Document, the Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may the Agent or any of its representatives be required to take any action that it or they determine could incur for it or them criminal or onerous

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civil liability. Without limiting the generality of the foregoing, neither the
LC Issuing Bank nor any Lender has any right of action against the Agent as a result of the Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Required Lenders.

      (c) RELIANCE. The Agent is not responsible to the LC Issuing Bank or any Lender, and each of the LC Issuing Bank and each Lender represents and warrants that it has not relied upon the Agent in respect of, (i) the creditworthiness of the Borrower or any Guarantor and the risks involved to the LC Issuing Bank or such Lender, as the case may be, (ii) the effectiveness, enforceability, genuineness, validity or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report or statement made therein or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the obligations hereunder or the existence, priority or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants or conditions of any Loan Document on the part of the General Partner, the Borrower or any Guarantor . EACH LENDER AGREES TO INDEMNIFY THE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PERCENTAGE SHARE OF) ANY AND ALL LIABILITIES, OBLIGATIONS HEREUNDER, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF THE AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY THE BORROWER OR ANY GUARANTOR. ALTHOUGH THE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT BY THE LENDERS FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, THE AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      SECTION 11.06. EVENT OF DEFAULT.

      If an Event of Default has occurred and is continuing, the Lenders agree to promptly confer in order that the Required Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders hereunder. The Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from the Required Lenders. In actions with respect to any Company's property, the Agent is acting for the ratable benefit of each Lender.

      SECTION 11.07. LIMITATION OF LIABILITY.

      No Lender will incur any liability to any other Lender except for acts or omissions in bad faith, and neither the Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender.

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      SECTION 11.08. OTHER AGENTS.

      On the cover page SunTrust Capital Markets, Inc., is named as "Sole Lead Arranger," Fleet National Bank and Citibank, N.A. are named as "Co-Syndication Agents" and JP Morgan Chase Bank and BNP Paribas are named as "Co-Documentation Agents" but do not, in such capacities, assume any responsibility or obligation under this Agreement for syndication, documentation, servicing, enforcement or collection of any part of the obligations hereunder, nor any other duties, as agent for the LC Issuing Bank or the Lenders.

      SECTION 11.09. RELATIONSHIP OF LENDERS.

      The Loan Documents do not create a partnership or joint venture among the Agent, the LC Issuing Bank and the Lenders or among the Lenders.

      SECTION 11.10. BENEFITS OF AGREEMENT.

      None of the provisions of this Article XI inures to the benefit of the Borrower or any Guarantor or any other Person except the Agent, the LC Issuing Bank and the Lenders. Therefore, neither the Borrower nor any Guarantor nor any other Person is responsible or liable for, entitled to rely upon or entitled to raise as a defense, in any manner whatsoever, the failure of the Agent, the LC Issuing Bank or any Lender to comply with these provisions.

                                   ARTICLE XII
                                  MISCELLANEOUS

      SECTION 12.01. WAIVER.

      No failure on the part of the Agent or any Lender to exercise and no delay in exercising and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      SECTION 12.02. NOTICES.

      All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents, except that for notices and other communications to the Agent other than payment of money, the Borrower need only send such notices and communications to the Agent care of the Atlanta address of SunTrust; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the

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next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, four Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

      SECTION 12.03. PAYMENT OF EXPENSES, INDEMNITIES, ETC.

      (a) The Borrower agrees:

            (i) whether or not the transactions hereby contemplated are consummated, to pay to the extent set forth in the Fee Letter all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Agent and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower or the Guarantors under this Agreement or any other Loan Document, including without limitation, all costs and expenses of foreclosure;

            (ii) TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) ASSERTED BY ANY THIRD PARTY OR BY THE BORROWER OR ANY OTHER CREDIT PARTY AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS BY THE BORROWER, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER, ANY GUARANTOR AND THE RESTRICTED SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER, ANY GUARANTOR OR ANY RESTRICTED SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR THE GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF

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

      CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S),
      (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE LOAN DOCUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OTHER CREDIT PARTY, AND REGARDLESS OF WHETHER ANY INDEMNIFIED PARTY IS A PARTY THERETO, AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF (1) CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER, (2) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY OR (3) RESULT FROM A CLAIM BROUGHT BY THE BORROWER AGAINST AN INDEMNIFIED PARTY FOR BREACH OF SUCH INDEMNIFIED PARTY'S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF THE BORROWER OR APPLICABLE LOAN PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION; AND

            (iii) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, ANY GUARANTOR OR ANY RESTRICTED SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES OR HAZARDOUS WASTES ON ANY OF SUCH PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, ANY GUARANTOR OR ANY RESTRICTED SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER, ANY GUARANTOR OR ANY RESTRICTED SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES OR HAZARDOUS WASTES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER, ANY GUARANTOR OR ANY RESTRICTED SUBSIDIARY, OR
      (V) ANY OTHER

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      ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN
      DOCUMENTS.

      (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

      (c) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

      (d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

      (e) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of all amounts outstanding hereunder and shall continue thereafter in full force and effect.

      (f) The Borrower shall pay any amounts due under this Section 12.03 within 30 days of the receipt by the Borrower of notice of the amount due.

      SECTION 12.04. AMENDMENTS, ETC.

      Any provision of this Agreement or any other Loan Document may be amended, modified or waived with the Borrower's and the Required Lenders' prior written consent; provided that (i) no amendment, modification or waiver that extends the final maturity of the Loans, postpones any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, increases the Aggregate Revolving Credit Commitments (other than pursuant to Section 2.03(c)), forgives the principal amount of any Debt

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

outstanding under this Agreement, releases any Guarantor of its obligations under the Guaranty, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects this Section 12.04 or Section 12.06(a) or modifies the definition of "Required Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Revolving Credit Commitment of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent; provided, further, that this Agreement may be amended and restated without the consent of any Lender or the Agent if, upon giving effect to such amendment and restatement, such Lender or the Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender or the Agent, as the case may be.

      SECTION 12.05. SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      SECTION 12.06. ASSIGNMENTS AND PARTICIPATIONS.

      (a) The Borrower may not assign its rights or obligations hereunder or under any Letters of Credit without the prior consent of all of the Lenders and the Agent.

      (b) Any Lender may upon the written consent of the Agent (which consent will not be unreasonably withheld) and, if no Event of Default has occurred and is continuing, the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit C (an "ASSIGNMENT AGREEMENT"); provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 (or if less, the total amount of such Lender's Commitment) or such lesser amount to which the Borrower has consented, (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $1,500 for each assignment and (iii) any assignment to an Affiliate of such Lender will not require the consent of the Agent or the Borrower. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment Agreement and the consent of the Agent, if required. Promptly after receipt of an executed Assignment Agreement, the Agent shall send to the Borrower a copy of such executed Assignment Agreement. Upon the effectiveness of any assignment pursuant to this
Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Loan Documents. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and
12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this
Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

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

      (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Debt hereunder or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of its obligations under its Guaranty or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under
Article V on the same basis as if it were a Lender and be indemnified under
Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

      (d) The Lenders may furnish any information concerning the Borrower, the Guarantors and the Restricted Subsidiaries in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15.

      (e) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any such SPC to make any Loan, (ii) if such SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to Article V than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Loan to the Borrower. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy,

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

reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrower, the Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Lender hereunder, such rights being retained by the applicable Granting Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Loan made by an SPC shall be exercised only by the relevant Granting Lender and that each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. In addition, notwithstanding anything to the contrary contained in this Agreement any SPC may (i) with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Loans to the Granting Lender and (ii) disclose on a confidential basis any information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

      (f) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge its note issued pursuant to Section 2.06 to any Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

      (g) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

      SECTION 12.07. INVALIDITY.

      In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Loan Document.

      SECTION 12.08. COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

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

      SECTION 12.09. REFERENCES.

      The words "herein", "hereof", "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular Article, Section or Subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an Exhibit or Schedule shall be deemed to refer to the applicable Exhibit or Schedule attached hereto unless otherwise stated herein.

      SECTION 12.10. SURVIVAL.

      The obligations of the parties under Section 4.06, Article V, and Sections
11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Debt hereunder or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Debt so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

      SECTION 12.11. CAPTIONS.

      Captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      SECTION 12.12. NO ORAL AGREEMENTS.

      THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      SECTION 12.13. GOVERNING LAW; SUBMISSION TO JURISDICTION.

      (a) THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK

OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT, THE GENERAL PARTNER AND EACH LENDER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWER, THE AGENT, THE GENERAL PARTNER AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE PARTIES FROM OBTAINING JURISDICTION OVER OTHER PARTIES IN ANY COURT OTHERWISE HAVING JURISDICTION.

      (c) THE BORROWER AND THE GENERAL PARTNER HEREBY IRREVOCABLY DESIGNATE CT CORPORATION LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE DESIGNEE, APPOINTEE AND AGENT OF ITSELF TO RECEIVE, FOR AND ON BEHALF OF ITSELF, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF ANY OF THE BORROWER OR THE GENERAL PARTNER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER AND THE GENERAL PARTNER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

      (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

      (e) THE BORROWER, THE GENERAL PARTNER AND EACH LENDER HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;
(iii) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

      SECTION 12.14. INTEREST.

      It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Debt (or, to the extent that the principal amount of the Debt shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Debt (or, to the extent that the principal amount of the Debt shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14.

      SECTION 12.15. CONFIDENTIALITY.

      In the event that the Borrower or any Guarantor provides to the Agent or the Lenders written confidential information belonging to the Borrower or such Guarantor, if the Borrower or such Guarantor shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower and such Guarantor, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower or such Guarantor, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's or such Guarantor's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower or such Guarantor with respect to such information or through any other means other than through disclosure by the Borrower or such Guarantor, (vi) are disclosed with the Borrower's or the Guarantor's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent, the Lenders or their Affiliates, (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding or to any Affiliate of the Agent or any Lender on a confidential and need to know basis and (ix) as disclosed in connection with any litigation related to this Agreement to which the Agent or any Lender is a party. Further, except where prohibited by applicable law, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans, or any actual or proposed contractual counterparty (or its advisors) to any securitization, hedging or other derivative transaction relating to the parties' obligations hereunder; provided, however, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three years from the date the information was furnished, unless the Borrower and the Guarantors request in writing at least 30 days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. Each of the Borrower and the Guarantors waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

      SECTION 12.16. EXCULPATION PROVISIONS.

      EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT

READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION.

      SECTION 12.17. SEPARATENESS.

      The Lenders acknowledge that (i) the Lenders have advanced funds to the Borrower in reliance upon the separateness of the Borrower and the General Partner from each other and of the Borrower and the General Partner from any other Persons, including BPL Acquisition L.P., and (ii) the Borrower has assets and liabilities that are separate from those of other Persons, including BPL Acquisition L.P. and the General Partner.

                         [Signatures Begin on Next Page]

      The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER: BUCKEYE PARTNERS, L.P.

                           By Buckeye Pipe Line Company LLC, its general partner

                           By /s/ Steven C. Ramsey
                              _______________________________
                              Name: Steven C. Ramsey
                              Title: Senior VP Finance & CFO

                           Address for Notices:

                           5 Radnor Corporate Center
                           Suite 500
                           100 Matsonford Road
                           Radnor, PA 19087
                           Telecopier No.: 610/971-9296
                           Telephone No.: 610/254-4600
                           Attention: Senior Vice President, Finance

LENDER ISSUING BANK :
AND AGENT:                                SUNTRUST BANK

                                          By /s/ James M. Warren
                                             _______________________________
                                             Name: James M. Warren
                                             Title: Director

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          303 Peachtree Street, N.E.
                                          Atlanta, Georgia 30308
                                          Telecopier No.: 404/724-3879
                                          Telephone No.: 404/532-0432
                                          Attention: Agency Services

                                                With copies to:

                                          303 Peachtree Street, N.E.
                                          Atlanta, Georgia 30308
                                          Telecopier No.: 404/827-6270
                                          Telephone No.: 404/827-6735
                                          Attention: David Edge

                                          ADDRESS FOR NOTICES:

                                          303 Peachtree Street, N.E.
                                          Atlanta, Georgia 30308
                                          Telecopier No.: 404/827-6270
                                          Telephone No.: 404/827-6735
                                          Attention: David Edge

                                                With copies to:

                                          303 Peachtree Street, N.E.
                                          Atlanta, Georgia 30308
                                          Telecopier No.: 404/724-3879
                                          Telephone No.: 404/532-0432
                                          Attention: Agency Services

                                          FLEET NATIONAL BANK

                                          By /s/ Michael J. Brochetti
                                             _______________________________
                                             Name: Michael J. Brochetti
                                             Title: Director

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          Fleet National Bank
                                          100 Federal Street
                                          Boston, MA 02113
                                          Telecopier No.: 617-434-9820
                                          Telephone No.: 617-434-7198
                                          Attention: Maria DeChellis

                                          ADDRESS FOR NOTICES:

                                          Fleet National Bank
                                          100 Federal Street
                                          Boston, MA 02113
                                          Telecopier No.: 617-434-9820
                                          Telephone No.: 617-434-7198
                                          Attention: Maria DeChellis

                                          CITIBANK, N.A.

                                          By /s/ K. Clinton Gerst
                                             _______________________________
                                             Name: K. Clinton Gerst
                                             Title: Attorney-in-fact

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          Citibank, N.A.
                                          One Penn's Way
                                          New Castle, DE 19720
                                          Telecopier No.: 212-994-0847
                                          Telephone No.: 302-894-6109
                                          Attention: Dennis Banfield

                                          ADDRESS FOR NOTICES:

                                          Citibank, N.A.
                                          One Penn's Way
                                          New Castle, DE 19720
                                          Telecopier No.: 212-994-0847
                                          Telephone No.: 302-894-6109
                                          Attention: Dennis Banfield

                                          BNP PARIBAS

                                          By /s/ Larry Robinson
                                             _______________________________
                                             Name: Larry Robinson
                                             Title: Director

                                          By /s/ Greg Smothers
                                             _______________________________
                                             Name: Greg Smothers
                                             Title: Vice President

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          BNP Paribas
                                          919 Third Avenue
                                          New York, NY 10022
                                          Telecopier No.: 212-841-2683
                                          Telephone No.: 212-471-6626
                                          Attention: Cory Lantin

                                          ADDRESS FOR NOTICES:

                                          BNP Paribas
                                          919 Third Avenue
                                          New York, NY 10022
                                          Telecopier No.: 212-841-2683
                                          Telephone No.: 212-471-6626
                                          Attention: Cory Lantin

                                          JP MORGAN CHASE BANK

                                          By /s/ Lee P. Brennan
                                             _______________________________
                                             Name: Lee P. Brennan
                                             Title: Vice President

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          JP Morgan Chase Bank
                                          695 Route 46 West
                                          Fairfield, NJ 07004
                                          Telecopier No.: 973-439-5014
                                          Telephone No.: 973-439-5021
                                          Attention: Dorette McIver

                                          ADDRESS FOR NOTICES:

                                          JP Morgan Chase Bank
                                          695 Route 46 West
                                          Fairfield, NJ 07004
                                          Telecopier No.: 973-439-5014
                                          Telephone No.: 973-439-5021
                                          Attention: Dorette McIver

                                          WACHOVIA BANK, NATIONAL ASSOCIATION

                                          By /s/ Russell Clingman
                                             __________________________________
                                             Name: Russell Clingman
                                             Title: Director

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          Wachovia Bank, National Association
                                          10 South Jefferson Street
                                          Roanoke, VA 24011
                                          Telecopier No.: 540-857-4635
                                          Telephone No.: 540-857-4515
                                          Attention: Kathleen Hansen

                                          ADDRESS FOR NOTICES:

                                          Wachovia Bank, National Association
                                          2240 Butler Pike
                                          PA 5414
                                          Plymouth Meeting, PA 19462
                                          Telecopier No.: 610-941-3129
                                          Telephone No.: 610-941-3162
                                          Attention: Carol Orellana

                                    NATIONAL AUSTRALIA BANK LTD.

                                    By /s/ Michael Lorusso
                                       _____________________________________
                                       Name: Michael Lorusso
                                       Title: SVP

                                    LENDING OFFICE FOR BASE RATE LOANS AND
                                    LIBOR LOANS:

                                    National Australia Bank Ltd.
                                    200 Park Avenue, 34th Floor
                                    New York, NY 10166
                                    Telecopier No.: 212-490-8087
                                    Telephone No.: 212-916-9539/628/549
                                    Attention: Kevin Spencer/Ivan Arroyo/Barbara
                                               Sees

                                    ADDRESS FOR NOTICES:

                                    National Australia Bank Ltd.
                                    200 Park Avenue, 34th Floor
                                    New York, NY 10166
                                    Telecopier No.: 212-490-8087
                                    Telephone No.: 212-916-9539/628/549
                                    Attention: Kevin Spencer/Ivan Arroyo/Barbara
                                               Sees

                                          THE ROYAL BANK OF SCOTLAND plc

                                          By /s/ Matthew J. Main
                                             __________________________________
                                             Name: Matthew J. Main
                                             Title: Senior Vice President

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          The Royal Bank of Scotland
                                          New York Branch
                                          101 Park Avenue 12th Floor
                                          New York, NY 10178
                                          Telecopier No.: 212-401-1494
                                          Telephone No.: 212-401-1406
                                          Attention:  Sheila Shaw

                                          ADDRESS FOR NOTICES:

                                          The Royal Bank of Scotland
                                          New York Branch
                                          101 Park Avenue 12th Floor
                                          New York, NY 10178
                                          Telecopier No.: 212-401-1494
                                          Telephone No.: 212-401-1406
                                          Attention:  Sheila Shaw

                                          ROYAL BANK OF CANADA

                                          By /s/ Jason York
                                             __________________________________
                                             Name: Jason York
                                             Title: Attorney-in-fact

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          Royal Bank of Canada
                                          New York Branch
                                          One Liberty Plaza, 3rd Floor
                                          New York, NY 10006-1404
                                          Telecopier: 212-428-2372
                                          Telephone: 212-428-6332
                                          Attention: Compton Singh

                                                 With copies to:

                                          Royal Bank of Canada
                                          5700 Williams Tower
                                          2800 Post Oak Blvd.
                                          Houston, TX 77056
                                          Telecopier: 713-403-5624
                                          Telephone: 713-403-5679
                                          Attention: Jason York

                                          ADDRESS FOR NOTICES:

                                          Royal Bank of Canada
                                          New York Branch
                                          One Liberty Plaza, 3rd Floor
                                          New York, NY 10006-1404
                                          Telecopier: 212-428-2372
                                          Telephone: 212-428-6332
                                          Attention: Compton Singh

                                                With copies to:

                                          Royal Bank of Canada
                                          5700 Williams Tower
                                          2800 Post Oak Blvd.
                                          Houston, TX 77056
                                          Telecopier: 713-403-5624
                                          Telephone: 713-403-5679
                                          Attention: Jason York

                                          KEYBANK NATIONAL ASSOCIATION

                                          By /s/ Keven D. Smith
                                             __________________________________
                                             Name: Keven D. Smith
                                             Title: Vice President

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          KeyBank National Association
                                          127 Public Square 8th Floor
                                          Cleveland, OH 44114
                                          Telecopier No.: 216-689-5962
                                          Telephone No.: 216-689-4358
                                          Attention: Yvette M. Dyson-Owens

                                          ADDRESS FOR NOTICES:

                                          KeyBank National Association
                                          127 Public Square 8th Floor
                                          Cleveland, OH 44114
                                          Telecopier No.: 216-689-5962
                                          Telephone No.: 216-689-4358
                                          Attention: Yvette M. Dyson-Owens

                                          UFJ BANK LIMITED

                                          By /s/ Seiji Tate
                                             __________________________________
                                             Name: Seiji Tate
                                             Title: Assistant Vice President

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          55 East 52nd Street, Park Avenue Plaza
                                          New York, NY 10055
                                          Telecopier No.: 212-754-2368
                                          Telephone No.: 212-339-6392
                                          Attention: Marlin Chin

                                          ADDRESS FOR NOTICES:

                                          55 East 52nd Street, Park Avenue Plaza
                                          New York, NY 10055
                                          Telecopier No.: 212-754-2368
                                          Telephone No.: 212-339-6392
                                          Attention: Marlin Chin

                                          MIZUHO CORPORATE BANK, LTD.

                                          By /s/ Greg Botshon
                                             __________________________________
                                             Name: Greg Botshon
                                             Title: SVP & Team Leader

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          1800 Plaza Ten
                                          Jersey City, New Jersey 07311
                                          Telecopier No.: 201-626-9299
                                          Telephone No.: 201-626-9935
                                          Attention: Jane Yoon

                                          ADDRESS FOR NOTICES:

                                          1800 Plaza Ten
                                          Jersey City, New Jersey 07311
                                          Telecopier No.: 201-626-9299
                                          Telephone No.: 201-626-9935
                                          Attention: Jane Yoon

                                          WELLS FARGO BANK, N.A.

                                          By /s/ Art Krasny
                                             __________________________________
                                             Name: Art Krasny
                                             Title: Relationship Manager

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          Wells Fargo Bank, N.A.
                                          1740 Broadway
                                          Denver, CO 80274
                                          Telecopier No.: 303-863-2729
                                          Telephone No.: 303-863-6102
                                          Attention: Tanya Ivie

                                          ADDRESS FOR NOTICES:

                                          Wells Fargo Bank, N.A.
                                          1740 Broadway
                                          Denver, CO 80274
                                          Telecopier No.: 303-863-2729
                                          Telephone No.: 303-863-6102
                                          Attention: Tanya Ivie

                                          UBS LOAN FINANCE LLC

                                          By /s/ Joselin Fernandes
                                             __________________________________
                                             Name: Joselin Fernandes
                                             Title: Associate Director
                                                    Banking Products
                                                      Services, US

                                          By /s/ Salloz Sikka
                                             __________________________________
                                             Name: Salloz Sikka
                                             Title: Associate Director
                                                    Banking Products
                                                      Services, US

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          UBS Loan Finance LLC
                                          677 Washington Boulevard
                                          Stamford, CT 06901
                                          Telecopier No.: 203-719-3888
                                          Telephone No.: 203-719-3853
                                          Attention: Denise Conzo

                                          ADDRESS FOR NOTICES:

                                          UBS Loan Finance LLC
                                          677 Washington Boulevard
                                          Stamford, CT 06901
                                          Telecopier No.: 203-719-3888
                                          Telephone No.: 203-719-3853
                                          Attention: Denise Conzo

                                          MERRILL LYNCH BANK USA

                                          By /s/ Frank Stepan
                                             __________________________________
                                             Name: Frank Stepan
                                             Title: Vice President

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          Merrill Lynch Bank USA
                                          15 W. South Temple, Suite 300
                                          Salt Lake City, UT 84101
                                          Telecopier No.: 801-359-4667
                                          Telephone No.: 801-526-8331
                                          Attention: Julie Young

                                          ADDRESS FOR NOTICES:

                                          Merrill Lynch Bank USA
                                          15 W. South Temple, Suite 300
                                          Salt Lake City, UT 84101
                                          Telecopier No.: 801-359-4667
                                          Telephone No.: 801-526-8331
                                          Attention: Julie Young

                                          With copy to:

                                          Merrill Lynch Bank USA
                                          15 W. South Temple, Suite 300
                                          Salt Lake City, UT 84101
                                          Telecopier No.: 801-531-7470
                                          Telephone No.: 801-526-6814
                                          Attention: Derek Befus

                                          WILLIAM STREET CREDIT CORPORATION

                                          By /s/ Jennifer M. Hill
                                             __________________________________
                                             Name: Jennifer M. Hill
                                             Title: Chief Financial Officer

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          William Street Credit Corporation
                                          85 Broad Street - 6th Floor
                                          New York, NY 10004
                                          Telecopier No.: 212-357-4597
                                          Telephone No.: 212-357-7570
                                          Attention: Philip F. Green

                                          ADDRESS FOR NOTICES:

                                          William Street Credit Corporation
                                          85 Broad Street - 6th Floor
                                          New York, NY 10004
                                          Telecopier No.: 212-357-4597
                                          Telephone No.: 212-357-7570
                                          Attention: Philip F. Green

                                          LEHMAN BROTHERS BANK, FSB

                                          By /s/ Janine M. Shugan
                                             __________________________________
                                             Name: Janine M. Shugan
                                             Title: Authorized Signatory

                                          LENDING OFFICE FOR BASE RATE LOANS AND
                                          LIBOR LOANS:

                                          Lehman Brothers Bank, FSB
                                          745 7th Avenue, 16th Floor
                                          New York, NY 10019
                                          Telecopier No.: 212-520-0450
                                          Telephone No.: 212-526-6560
                                          Attention: Richard Bloom

                                          ADDRESS FOR NOTICES:

                                          Lehman Brothers Bank, FSB
                                          745 7th Avenue, 16th Floor
                                          New York, NY 10019
                                          Telecopier No.: 212-520-0450
                                          Telephone No.: 212-526-6560
                                          Attention: Richard Bloom

                                     ANNEX I

                             5-YEAR CREDIT AGREEMENT

           LIST OF PERCENTAGE SHARES AND REVOLVING CREDIT COMMITMENTS

                                                            Revolving Credit
          Name of Lender                Percentage Share       Commitments
          --------------                ----------------    ----------------
Sun Trust                                   8.7500000%            35,000,000
Fleet National Bank                         7.5000000%            30,000,000
Citibank, N.A.                              7.5000000%            30,000,000
BNP Paribas                                 7.5000000%            30,000,000
JP Morgan Chase Bank                        7.5000000%            30,000,000
Wachovia Bank, National Association         7.5000000%            30,000,000
The Royal Bank of Scotland plc              7.5000000%            30,000,000
National Australia Bank Ltd.                6.2500000%            25,000,000
Royal Bank of Canada                        6.2500000%            25,000,000
KeyBank National Association                6.2500000%            25,000,000
UFJ Bank Limited                            6.2500000%            25,000,000
Mizuho Corporate Bank, Ltd.                 6.2500000%            25,000,000
Wells Fargo Bank, N.A.                      3.0000000%            12,000,000
UBS Loan Finance LLC                        3.0000000%            12,000,000
Merrill Lynch Bank USA                      3.0000000%            12,000,000
William Street Credit Corporation           3.0000000%            12,000,000
Lehman Brothers Bank, FSB                   3.0000000%            12,000,000
TOTAL                                     100.0000000%      $    400,000,000

                                    EXHIBIT A
             FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST
                               _____________, 200_

      BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), pursuant to the Credit Agreement dated as of August 6, 2004, among the Borrower, SunTrust Bank, as agent for the lenders (the "LENDERS") which are or become parties thereto, and such Lenders (together with all amendments or supplements thereto, the "CREDIT AGREEMENT"), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

[ ]   1.    Loans:

      (a)   Aggregate amount of new Loans to be
            $__________________;

      (b)   Requested funding date is _____________, 200__;

      (c)   $____________________ of such borrowings are to be LIBOR Loans;

            $____________________ of such borrowings are to be Base Rate Loans; and

      (d)   Length of Interest Period for LIBOR Loans is:
            ____________________.

[ ]   2.    LIBOR Loan Continuation for LIBOR Loans maturing on
            ____________________.

      (a)   Aggregate amount to be continued as LIBOR Loans is $_______________;

      (b)   Aggregate amount to be converted to Base Rate Loans is $___________;

      (c)   Length of Interest Period for continued LIBOR Loans is
            ____________________.

[ ]   3.    Conversion of Outstanding Base Rate Loans to LIBOR Loans:

            Convert $____________ of the outstanding Base Rate Loans to LIBOR Loans on ____________ with an Interest Period of ____________.

[ ]   4.    Conversion of outstanding LIBOR Loans to Base Rate Loans:

            Convert $_______________ of the outstanding LIBOR Loans with Interest Period maturing on _____________, 200__, to Base Rate Loans.

      The undersigned certifies that he is the __________ of the general partner of Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                       BUCKEYE PARTNERS, L.P.
                                       By Buckeye Pipe Line Company, its
                                          general partner

                                            By _________________________________
                                               Name:
                                               Title:

                                    EXHIBIT B
                         FORM OF COMPLIANCE CERTIFICATE

      The undersigned hereby certifies that it is the general partner of BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the "BORROWER") and that, as such, it is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement, dated as of August 6, 2004, among the Borrower, SunTrust Bank, as agent for the lenders (the "LENDERS") which are or become a party thereto, and such Lenders (together with all amendments or supplements thereto being the "CREDIT AGREEMENT"), the undersigned, on behalf of the Borrower, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

            (a) The representations and warranties of the Borrower contained in
      Article VII of the Credit Agreement and in the other Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Credit Agreement and the other Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Credit Agreement.

            (b) The Borrower has performed and complied with all agreements and conditions contained in the Credit Agreement and in the other Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof.

            (c) None of the Borrower or any Restricted Subsidiary of the Borrower has incurred any material liabilities, direct or contingent, since [DATE OF LAST AUDITED FINANCIAL STATEMENTS DELIVERED] except those set forth in Schedule 9.01 to the Credit Agreement and except those not prohibited by the terms of the Credit Agreement or consented to by the Lenders in writing.

            (d) Since [DATE OF LAST AUDITED FINANCIAL STATEMENTS DELIVERED], no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary of the Borrower which would have a Material Adverse Effect.

            (e) There exists, and, after giving effect to the Loan or Loans with respect to which this certificate is being delivered, will exist, no Default under the Credit Agreement.

            (f) The financial statements furnished to the Agent with this certificate fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, the [FISCAL QUARTER][FISCAL YEAR] ending and such financial statement have been prepared in accordance with the accounting requirements specified in the Credit Agreement.

            (g) Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Sections 9.12 and
      9.13 of the Credit Agreement as of the end of the [FISCAL QUARTER] [FISCAL YEAR] ending ________________.

      The officer signing this Certificate on behalf of the General Partner hereby certifies that he/she holds the office set forth under his/her signature and is authorized to execute this Certificate on behalf of the General Partner.

      EXECUTED AND DELIVERED this ____ day of ________________.

                                        BUCKEYE PARTNERS, L.P.

                                        By: Buckeye Pipe Line Company, its
                                            general partner

                                            By _________________________________
                                               Name:
                                               Title:

                                    EXHIBIT C
                          FORM OF ASSIGNMENT AGREEMENT

      ASSIGNMENT AGREEMENT ("AGREEMENT") dated as of _____________, 200__ between: _________________________ (the "ASSIGNOR") and _____________________
(the "ASSIGNEE").

                                    RECITALS

      A. The Assignor is a party to the Credit Agreement dated as of August 6, 2004 (as amended and supplemented and in effect from time to time, the "CREDIT AGREEMENT") among Buckeye Partners, L.P., a limited partnership (the "BORROWER"), each of the lenders that is or becomes a party thereto as provided in Section 12.06 of the Credit Agreement (individually, together with its successors and assigns, a "LENDER", and collectively, together with their successors and assigns, the "LENDERS"), and SunTrust Bank, in its individual capacity, ("SUNTRUST") and as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

      B. The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [ALL][A PORTION] of the Assignor's Commitment, outstanding Loans and its Percentage Share of the outstanding LC Exposure, all on the terms and conditions of this Agreement.

      C. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. DEFINITIONS.

      All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

      SECTION 1.02. OTHER DEFINITIONS.

      As used herein, the following terms have the following respective meanings:

            "ASSIGNED INTEREST" shall mean all of Assignor's rights and obligations (i) under the Credit Agreement and the other Loan Documents in respect of the Commitment of the Assignor in the principal amount equal to $______________ including, without limitation, any obligation to participate pro rata in any LC Exposure, and (ii) to make Loans under the Commitment and any right to receive payments for the Loans outstanding under the Commitment assigned hereby of $_______________ (the "LOAN BALANCE"), plus the interest and fees which will accrue from and after the Assignment Date.

            "ASSIGNMENT DATE" shall mean _____________, 200__.

                                   ARTICLE II
                               SALE AND ASSIGNMENT

      SECTION 2.01. SALE AND ASSIGNMENT.

      On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

      SECTION 2.02. ASSUMPTION OF OBLIGATIONS.

      The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Loan Documents in respect of the Assigned Interest.

      SECTION 2.03. CONSENT BY AGENT.

      By executing this Agreement as provided below, in accordance with Section 12.06(b)of the Credit Agreement, the Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.

                                   ARTICLE III
                                    PAYMENTS

      SECTION 3.01. PAYMENTS.

      As consideration for the sale, assignment and transfer contemplated by
Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the [LOAN BALANCE], if any. An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02(iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

      SECTION 3.02. ALLOCATION OF PAYMENTS.

      The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

      SECTION 3.03. FURTHER ASSURANCES.

      The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

      SECTION 4.01. CONDITIONS PRECEDENT.

      The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

            (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

            (b) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof; and

            (c) the acknowledgment and consent by the Agent contemplated by
      Section 2.03 hereof.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.01. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR.

      The Assignor represents and warrants to the Assignee as follows:

            (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

            (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

            (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

            (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

            (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

            (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

      SECTION 5.02. DISCLAIMER.

      Except as expressly provided in Section 5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement or any other document referred to or provided for therein or for any failure by the Borrower or any other Person (other than Assignor) to perform any of its obligations thereunder prior or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or the Subsidiaries [OR ANY OTHER OBLIGOR OR GUARANTOR], or any other matter relating to the Credit Agreement or any other Loan Document or any extension of credit thereunder.

      SECTION 5.03. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE.

      The Assignee represents and warrants to the Assignor as follows:

            (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

            (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

            (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

            (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

            (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Loan Documents and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

            (f) the Assignee hereby affirms that the representations contained in Section 4.06(d) of the Credit Agreement, if applicable, are true and accurate as to it and the Assignee has contemporaneously herewith delivered to the Agent and the Borrower such certifications as are required thereby to avoid the withholding taxes referred to in Section 4.06(d); and

            (g) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.

                                   ARTICLE VI
                                  MISCELLANEOUS

      SECTION 6.01. NOTICES.

      All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "ADDRESS FOR NOTICES" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

      SECTION 6.02. AMENDMENT, MODIFICATION OR WAIVER.

      No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent.

      SECTION 6.03. SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent and the Borrower, and the Assignee agrees that the Agent and the Borrower are entitled to rely upon such representations and warranties.

      SECTION 6.04. ASSIGNMENTS.

      Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

      SECTION 6.05. CAPTIONS.

      The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      SECTION 6.06. COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

      SECTION 6.07. GOVERNING LAW.

      This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

      SECTION 6.08. EXPENSES.

      To the extent not paid by the Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

      SECTION 6.09. WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                        ASSIGNOR:

                                        ________________________________________

                                        By _____________________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        ________________________________________
                                        ________________________________________
                                        ________________________________________

                                        Telecopier No.: ________________________
                                        Telephone No.: _________________________
                                        Attention: _____________________________

                                        ASSIGNEE:

                                        ________________________________________

                                        By _____________________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        ________________________________________
                                        ________________________________________
                                        ________________________________________

                                        Telecopier No.: ________________________
                                        Telephone No.: _________________________
                                        Attention: _____________________________

ACKNOWLEDGED AND CONSENTED TO:
________________________________,
as Agent

By _____________________________
   Name:
   Title:

                                   EXHIBIT D-1

                             RESTRICTED SUBSIDIARIES
                              AS OF THE DATE HEREOF

                         Buckeye Pipe Line Company, L.P.
                    Buckeye Pipe Line Holdings Company, L.P.
                       Buckeye Gulf Coast Holdings I, LLC
                       Buckeye Gulf Coast Holdings II, LLC
                       Buckeye Gulf Coast Pipe Lines, L.P.
                             Buckeye Terminals, LLC
                          Norco Pipe Line Company, LLC
                       Everglades Pipe Line Company, L.P.
                      Buckeye Pipe Line Company of Michigan
                         Laurel Pipe Line Company, L.P.

                                   EXHIBIT D-2

                            UNRESTRICTED SUBSIDIARIES
                              AS OF THE DATE HEREOF

                          WesPac Pipelines - Austin LLC
                         WesPac Pipelines - Memphis LLC
                           WesPac Pipelines - Reno LLC
                        WesPac Pipelines - San Diego LLC
                         WesPac Pipelines - San Jose LLC
                              Buckeye Telecom, L.P.
                        Buckeye Products Pipe Line, L.P.
                           Gulf Coast Pipe Line, L.P.
                      Gulf Coast / Products GP Holding, LLC
                        Gulf Coast / Products Holding, LP
                   West Texas LPG Pipeline Limited Partnership

                                    EXHIBIT E
                                FORM OF GUARANTY

      THIS GUARANTY, dated as of ____________ __, 200__, by [NAME OF GUARANTOR] (the "GUARANTOR"), is in favor of SUNTRUST BANK, as agent (the "AGENT") for the lenders (the "LENDERS") that are or become parties to the Credit Agreement defined below.

                              W I T N E S S E T H:

      WHEREAS, on even date herewith, BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), the Agent and the Lenders have entered into that certain 5-Year Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

      WHEREAS, one of the terms and conditions stated in the Credit Agreement for the making of the loans described therein is the execution and delivery to the Agent for the benefit of the Lenders of this Guaranty;

      NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce the Lenders, at any time or from time to time, to loan monies, with or without security to or for the account of Borrower in accordance with the terms of the Credit Agreement, (iii) at the special insistence and request of the Lenders, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                                    ARTICLE I
                                  GENERAL TERMS

      SECTION 1.01. CERTAIN DEFINITIONS.

      As used in this Guaranty, the following terms shall have the following meanings, unless the context otherwise requires:

            "AGENT" shall have the meaning assigned such term in the preamble to this Guaranty.

            "BORROWER" shall have the meaning assigned such term in the preamble to this Guaranty.

            "CONTRIBUTION OBLIGATION" shall mean an amount equal, at any time and from time to time and for each respective Subsidiary Guarantor, to the product of (i) its Contribution Percentage times (ii) the sum of all payments made previous to or at the time of calculation by all Subsidiary Guarantors in respect of the Liabilities, as a Subsidiary Guarantor (less the amount of any such payments previously returned to any Subsidiary Guarantor by operation of law or otherwise, but not including payments received by any Subsidiary Guarantor by way of its rights of subrogation and contribution under Section 2.09 of the other Guaranty), provided, however, such

      Contribution Obligation for any Subsidiary Guarantor shall in no event exceed such Subsidiary Guarantor's Maximum Guaranteed Amount, as defined in the respective Guaranty of such Subsidiary Guarantor.

            "CONTRIBUTION PERCENTAGE" shall mean for any Subsidiary Guarantor for any applicable date as of which such percentage is being determined, an amount equal to the quotient of (i) the Net Worth of such Subsidiary Guarantor as of such date, divided by (ii) the sum of the Net Worth of all the Subsidiary Guarantors as of such date.

            "CREDIT AGREEMENT" shall have the meaning assigned such term in the preamble to this Guaranty.

            "GUARANTOR" shall have the meaning assigned such term in the preamble to this Guaranty.

            "GUARANTOR CLAIMS" shall have the meaning indicated in Section 4.01 hereof.

            "GUARANTY" shall mean this Guaranty, and where the context indicates, the Guaranty of any other Subsidiary Guarantor, as the same may from time to time be amended, supplemented, or otherwise modified.

            "LENDERS" shall have the meaning assigned such term in the preamble to this Guaranty.

            "LIABILITIES" shall mean (a) any and all indebtedness, obligations and liabilities of the Borrower pursuant to the Credit Agreement, including without limitation, (i) the unpaid principal of and interest under the Credit Agreement, including without limitation, interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding, (ii) payment of and performance of any and all Hedging Agreements between the Borrower and any Person which was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was executed, (iii) payment of and performance of any and all Letters of Credit, and (iv) any additional Loans made by the Lenders to the Borrower; (b) any and all other indebtedness, obligations and liabilities of any kind of the Borrower to the Lenders, now or hereafter existing, arising directly between the Borrower and the Lenders or acquired outright, as a participation, conditionally or as collateral security from another by the Lenders, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities to the Lenders of the Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise and (c) all renewals, rearrangements, substitutions, increases, extensions for any period, amendments or supplements in whole or in part of the Credit Agreement or any documents evidencing the above.

            "MAXIMUM GUARANTEED AMOUNT" shall mean, for the Guarantor, the greater of (i) the "reasonably equivalent value" or "fair consideration" (or equivalent concept) received by the Guarantor in exchange for the obligation incurred hereunder, within the

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      meaning of any applicable state or federal fraudulent conveyance or transfer laws; or (ii) the lesser of (a) the maximum amount that will not render the Guarantor insolvent, or (b) the maximum amount that will not leave the Guarantor with any property deemed an unreasonably small capital. Clauses (a) and (b) are and shall be determined pursuant to and as of the appropriate date mandated by such applicable state or federal fraudulent conveyance or transfer laws and to the extent allowed by law take into account the rights to contribution and subrogation under Section
      2.08 in each Guaranty so as to provide for the largest Maximum Guaranteed Amount possible.

            "NET PAYMENTS" shall mean an amount equal, at any time and from time to time and for each respective Subsidiary Guarantor, to the difference of
      (i) the sum of all payments made previous to or at the time of calculation by such Subsidiary Guarantor in respect to the Liabilities, as a Subsidiary Guarantor, and in respect of its obligations contained in this Guaranty, less (ii) the sum of all such payments previously returned to such Subsidiary Guarantor by operation of law or otherwise and including payments received by such Subsidiary Guarantor by way of its rights of subrogation and contribution under Section 2.08 of the other Guaranty.

            "NET WORTH" shall mean for any Subsidiary Guarantor, calculated on and as of any applicable date on which such amount is being determined, the difference between (i) the sum of all such Subsidiary Guarantor's property, at a fair valuation and as of such date, minus (ii) the sum of all such Subsidiary Guarantor's debts, at a fair valuation and as of such date, excluding the Liabilities.

            "SUBSIDIARY GUARANTORS" shall mean the Guarantor and any other Affiliate of the Borrower which executes a guaranty securing the Liabilities.

      SECTION 1.02. CREDIT AGREEMENT DEFINITIONS.

      Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.

                                   ARTICLE II
                                  THE GUARANTY

      SECTION 2.01. LIABILITIES GUARANTEED.

      Guarantor hereby irrevocably and unconditionally guarantees in favor of the Agent for the benefit of the Lenders the prompt payment of the Liabilities when due, whether at maturity or otherwise, provided, however, that, notwithstanding anything herein or in any other Loan Document to the contrary, the maximum liability of Guarantor hereunder shall in no event exceed the Maximum Guaranteed Amount.

      SECTION 2.02. NATURE OF GUARANTY.

      This Guaranty is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. This

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Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to debt under the Liabilities arising or created after any attempted revocation by Guarantor and shall remain in full force and effect until the Liabilities are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto no Liabilities may be outstanding. The Borrower and the Lenders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Liabilities, and the Lenders may waive any Default or Event of Default without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on the Liabilities. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made. This Guaranty may be enforced by the Agent and any subsequent holder of any of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. Except as otherwise expressly provided herein, Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Liabilities, and also notice of acceptance of this Guaranty, acceptance on the part of the Lenders being conclusively presumed by the Lenders' request for this Guaranty and delivery of the same to the Agent.

      SECTION 2.03. GUARANTOR'S WAIVERS.

      Guarantor waives any right to require any of the Lenders to (i) proceed against Borrower or any other person liable on the Liabilities, (ii) enforce any of their rights against any other guarantor of the Liabilities, (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Liabilities, (iv) have Borrower joined with Guarantor in any suit arising out of this Guaranty and/or the Liabilities, or (v) pursue any other remedy in the Lenders' powers whatsoever. The Lenders shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Lenders under any of the Loan Documents shall be in the sole and absolute discretion of the Agent, and no delay by the Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to the Guarantor's liability under this Guaranty.

      SECTION 2.04. MATURITY OF LIABILITIES; PAYMENT.

      Guarantor agrees that if the maturity of any of the Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty without demand or notice to Guarantor. Guarantor will, forthwith upon notice from the Agent, pay to the Agent the amount due and unpaid by Borrower and guaranteed hereby. The failure of the Agent to give this notice shall not in any way release Guarantor hereunder.

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      SECTION 2.05. AGENT'S EXPENSES.

      If Guarantor fails to pay the Liabilities after notice from the Agent of Borrower's failure to pay any Liabilities at maturity, and if the Agent obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under this Guaranty, or if suit is filed to enforce this Guaranty, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to the Agent the Agent's reasonable attorneys' fees.

      SECTION 2.06. LIABILITY.

      It is expressly agreed that the liability of the Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

      SECTION 2.07. EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR'S OBLIGATIONS.

      Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

            (a) Modifications, etc. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Liabilities or the Credit Agreement or any instrument executed in connection therewith, or any contract or understanding between Borrower and any of the Lenders, or any other Person, pertaining to the Liabilities;

            (b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by any of the Lenders to Borrower or Guarantor or any Person liable on the Liabilities;

            (c) Condition of Borrower or Guarantor. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Borrower or Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners, or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

            (d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that the Liabilities, or any part thereof, exceed the amount permitted by law, the act of creating the Liabilities or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, the Liabilities violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Liabilities wholly or partially uncollectible from Borrower, the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or the Credit Agreement or other documents or instruments pertaining to the Liabilities have been forged or otherwise are irregular or not genuine or authentic;

            (e) Release of Obligors. Any full or partial release of the liability of Borrower on the Liabilities or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties other than the Borrower will be liable to perform the Liabilities, or the Lenders will look to other parties to perform the Liabilities.

            (f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

            (g) Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

            (h) Care and Diligence. The failure of the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

            (i) Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

            (j) Payments Rescinded. Any payment by Borrower to the Lenders is held to constitute a preference under the bankruptcy laws, or for any reason the Lenders are required to refund such payment or pay such amount to Borrower or someone else; or

            (k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Credit Agreement, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.

      SECTION 2.08. RIGHT OF SUBROGATION AND CONTRIBUTION.

      If Guarantor makes a payment in respect of the Liabilities, it shall be subrogated to the rights of the Lenders against the Borrower with respect to such payment and shall have the rights of contribution against the other Subsidiary Guarantors set forth in Section 2.08 of the Subsidiary Guarantors' Guaranty; provided that Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its rights of contribution or reimbursement or the right to participate in any security now or hereafter held by or for the benefit of the Lenders until the Liabilities have been paid in full. The Guarantor agrees that after all the Liabilities have been paid in full that if its then current Net Payments are less than the amount of its then current Contribution Obligation, Guarantor shall pay to the other Subsidiary Guarantors an amount (together with any payments required of the other Subsidiary Guarantors by Section 2.08 of each other Guaranty) such that the Net Payments made by all Subsidiary Guarantors in respect of the Liabilities shall be shared among all of the Subsidiary Guarantors in proportion to their respective Contribution Percentage.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.01. BY GUARANTOR.

      In order to induce the Lenders to accept this Guaranty, Guarantor represents and warrants to the Lenders (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

            (a) Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor.

            (b) Existence. Guarantor is a [LIMITED PARTNERSHIP] duly organized, legally existing and in good standing under the laws of [THE STATE OF DELAWARE] and is duly qualified in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

            (c) Partnership Power and Authorization. Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty and all action on Guarantor's part requisite for the due execution, delivery and performance of this Guaranty has been duly and effectively taken.

            (d) Binding Obligations. This Guaranty constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, or similar laws generally affecting the enforcement of creditors' rights).

            (e) No Legal Bar or Resultant Lien. This Guaranty will not violate any provisions of Guarantor's [AGREEMENT OF LIMITED PARTNERSHIP], or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor.

            (f) No Consent. Guarantor's execution, delivery and performance of this Guaranty does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

            (g) Solvency. The Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

      SECTION 3.02. NO REPRESENTATION BY LENDERS.

      Neither the Lenders nor any other Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty.

                                   ARTICLE IV
                          SUBORDINATION OF INDEBTEDNESS

      SECTION 4.01. SUBORDINATION OF ALL GUARANTOR CLAIMS.

      As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower arising as a result of subrogation or otherwise as a result of Guarantor's payment of all or a portion of the Liabilities. Until the Liabilities shall be paid and satisfied in full and Guarantor shall have performed all of its obligations hereunder, except as otherwise not prohibited by the Credit Agreement, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

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

      SECTION 4.02. CLAIMS IN BANKRUPTCY.

      In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, the Lenders shall have the right to prove their claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to the Lenders. Should the Agent or any Lender receive, for application upon the Liabilities, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Liabilities, Guarantor shall become subrogated to the rights of the Lenders to the extent that such payments to the Lenders on the Guarantor Claims have contributed toward the liquidation of the Liabilities, and such subrogation shall be with respect to that proportion of the Liabilities which would have been unpaid if the Agent or a Lender had not received dividends or payments upon the Guarantor Claims.

      SECTION 4.03. PAYMENTS HELD IN TRUST.

      In the event that notwithstanding Sections 4.01 and 4.02 above, Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, Guarantor agrees to hold in trust for the Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Agent, and Guarantor covenants promptly to pay the same to the Agent.

      SECTION 4.04. LIENS SUBORDINATE.

      Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Liabilities, regardless of whether such encumbrances in favor of Guarantor, the Agent or the Lenders presently exist or are hereafter created or attach. Without the prior written consent of the Lenders, Guarantor shall not (a) exercise or enforce any creditor's right it may have against the Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

      SECTION 4.05. NOTATION OF RECORDS.

      All promissory notes, accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

                                      E-9
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                                    ARTICLE V
                                  MISCELLANEOUS

      SECTION 5.01. SUCCESSORS AND ASSIGNS.

      This Guaranty is and shall be in every particular available to the successors and assigns of the Lenders and is and shall always be fully binding upon the legal representatives, heirs, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty applies, may be actually advanced after any bankruptcy, receivership, reorganization, death, disability or other event affecting Guarantor.

      SECTION 5.02. NOTICES.

      Any notice or demand to Guarantor under or in connection with this Guaranty may be given and shall conclusively be deemed and considered to have been given and received in accordance with Section 12.02 of the Credit Agreement, addressed to Guarantor at the address on the signature page hereof or at such other address provided to the Agent in writing.

      SECTION 5.03. BUSINESS AND FINANCIAL INFORMATION.

      The Guarantor will promptly furnish to the Agent and the Lenders from time to time upon request such information regarding the business and affairs and financial condition of the Guarantor and its subsidiaries as the Agent and the Lenders may reasonably request.

      SECTION 5.04. CONSTRUCTION.

      This Guaranty is a contract made under and shall be construed in accordance with and governed by the law of the State of New York.

      SECTION 5.05. INVALIDITY.

      In the event that any one or more of the provisions contained in this Guaranty shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty.

      SECTION 5.06. ENTIRE AGREEMENT.

      THIS WRITTEN GUARANTY EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDERS AND THE GUARANTOR AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      WITNESS THE EXECUTION HEREOF, as of the date first above written.

                                        [NAME OF GUARANTOR]

                                        By _______________________________,
                                           its General Partner

                                           By __________________________________
                                              Name:
                                              Title:

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

                              [NOTARY IF REQUIRED]

                                      E-12